                                                                   Exhibit 10.19

                           FIFTH AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      AMONG

                                 PETSMART, INC.,

                                 CERTAIN LENDERS

                                       AND

                              BANK OF AMERICA, N.A.

                            AS ADMINISTRATIVE LENDER

                                       AND

                             WELLS FARGO BANK, N.A.

                             AS DOCUMENTATION AGENT


                           DATED AS OF APRIL 13, 2000


                         BANC OF AMERICA SECURITIES LLC,

                        AS LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS

                                                                                                   PAGE
ARTICLE 1            DEFINITIONS ...............................................................      1
      Section 1.1    Definitions ...............................................................      1
      Section 1.2    Accounting and Other Terms ................................................     17
ARTICLE 2            AMOUNTS AND TERMS OF ADVANCES .............................................     17
      Section 2.1    Advances ..................................................................     17
      Section 2.2    Making Advances ...........................................................     18
      Section 2.3    Fees ......................................................................     19
      Section 2.4    Reduction of Commitment ...................................................     21
      Section 2.5    Prepayment and Repayment of Advances ......................................     21
      Section 2.6    Interest on Advances ......................................................     22
      Section 2.7    Computations and Manner of Payments .......................................     23
      Section 2.8    Yield Protection ..........................................................     24
      Section 2.9    Reimbursement .............................................................     24
      Section 2.10   LIBOR Lending Offices .....................................................     25
      Section 2.11   Calculation of LIBOR Rate .................................................     25
      Section 2.12   Conditions Precedent to the Increase of the Commitment ....................     25
ARTICLE 3            LETTERS OF CREDIT                                                               27
      Section 3.1    Letter of Credit Commitment; Reimbursement ................................     27
      Section 3.2    Standard of Care ..........................................................     28
      Section 3.3    Expenses of the Issuing Bank ..............................................     29
      Section 3.4    Obligations of the Company Absolute .......................................     29
      article 4      CONDITIONS PRECEDENT ......................................................     30
      Section 4.1    Conditions Precedent to Effectiveness .....................................     30
      Section 4.2    Conditions Precedent to All Advances ......................................     32
      Section 4.3    Conditions Precedent to Issuance of Letters of Credit .....................     32
      Section 4.4    Conditions Precedent to Conversions and Continuations .....................     33
ARTICLE 5            REPRESENTATIONS AND WARRANTIES ............................................     33
      Section 5.1    Organization and Qualification ............................................     33
      Section 5.3    Conflicting Agreements and Other Matters ..................................     34
      Section 5.4    Financial Statements ......................................................     34
      Section 5.5    Litigation ................................................................     34

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                    PAGE
      Section 5.6    Compliance with Applicable Laws Regulating the Incurrence of Indebtedness..     34
      Section 5.7    Licenses, Title to Properties, and Related Matters ........................     35
      Section 5.8    Outstanding Indebtedness ..................................................     35
      Section 5.9    Taxes .....................................................................     35
      Section 5.10   ERISA .....................................................................     35
      Section 5.12   Disclosure ................................................................     36
      Section 5.13   Year 2000 .................................................................     36
      Section 5.14   Labor Relations ...........................................................     37
      Section 5.15   Common Enterprise .........................................................     37
      Section 5.16   Survival of Representations and Warranties ................................     37
ARTICLE 6            COVENANTS .................................................................     37
      Section 6.1    Financial Covenants .......................................................     38
      Section 6.2    Indebtedness ..............................................................     38
      Section 6.3    Liens .....................................................................     38
      Section 6.4    Licenses and Material Agreements ..........................................     39
      Section 6.5    Liquidation, Dispositions of Assets, Merger, Consolidation ................     39
      Section 6.6    Restricted Payments .......................................................     40
      Section 6.7    Investments ...............................................................     40
      Section 6.8    Acquisitions ..............................................................     41
      Section 6.9    Business ..................................................................     41
      Section 6.10   Compliance with Applicable Laws ...........................................     41
      Section 6.11   Insurance .................................................................     42
      Section 6.12   Inspection Rights .........................................................     42
      Section 6.13   Records and Books of Account; Changes in GAAP .............................     42
      Section 6.14   Reporting Requirements ....................................................     42
      Section 6.15   Use of Proceeds ...........................................................     44
      Section 6.16   Transactions with Affiliates ..............................................     44
      Section 6.17   Environmental Law Compliance ..............................................     44
      Section 6.18   Indirect Foreign Subsidiaries .............................................     45
      Section 6.19   Year 2000 .................................................................     45

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                    PAGE
      Section 6.20   Further Assurances ........................................................     45
      Section 6.21   Material Subsidiaries .....................................................     46
      Section 6.22   Landlord's Waivers ........................................................     46
ARTICLE 7            EVENTS OF DEFAULT .........................................................     46
      Section 7.1    Events of Default .........................................................     46
      Section 7.2    Remedies upon Default .....................................................     49
      Section 7.3    Cumulative Rights .........................................................     49
      Section 7.4    Waivers ...................................................................     49
      Section 7.5    Expenditures ..............................................................     50
      Section 7.6    Control ...................................................................     50
ARTICLE 8            THE ADMINISTRATIVE LENDER .................................................     50
      Section 8.1    Authorization and Action ..................................................     50
      Section 8.2    Administrative Lender's Reliance, Etc .....................................     51
      Section 8.3    Bank of America, N.A. and Affiliates ......................................     51
      Section 8.4    Lender Credit Decision ....................................................     51
      Section 8.5    Indemnification by Lenders ................................................     51
      Section 8.6    Successor Administrative Lender ...........................................     52
      Section 8.7    Notice of Default .........................................................     52
      Section 8.8    Documentation Agent .......................................................     53
ARTICLE 9            CHANGES IN CIRCUMSTANCES ..................................................     53
      Section 9.1    LIBOR Basis Determination Inadequate ......................................     53
      Section 9.2    Illegality ................................................................     53
      Section 9.3    Increased Costs ...........................................................     54
      Section 9.4    Base Rate Advances Rather than LIBOR Advances .............................     55
ARTICLE 10           MISCELLANEOUS .............................................................     55
      Section 10.1   Amendments and Waivers ....................................................     55
      Section 10.2   Notices ...................................................................     55
      Section 10.3   Parties in Interest .......................................................     56
      Section 10.4   Assignments and Participations ............................................     57
      Section 10.5   Sharing of Payments .......................................................     58
      Section 10.6   Right of Set-off ..........................................................     58

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                    PAGE
      Section 10.7   Costs, Expenses and Taxes .................................................     58
      Section 10.8   Indemnification by Company ................................................     60
      Section 10.9   Rate Provision ............................................................     61
      Section 10.10  Severability ..............................................................     61
      Section 10.11  Exceptions to Covenants ...................................................     61
      Section 10.12  Counterparts ..............................................................     62
      Section 10.13  No Novation ...............................................................     62
      Section 10.14  Purchase by Lenders .......................................................     62
      Section 10.15  Designated Senior Indebtedness ............................................     62
      Section 10.16  Governing Law; Waiver of Jury Trial .......................................     62
      Section 10.17  Entire Agreement ..........................................................     63

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE

SCHEDULES AND EXHIBITS:

Schedule 1.1(a)            LIBOR Lending Offices
Schedule 5.1               Subsidiaries
Schedule 5.5               Litigation
Schedule 5.8               Existing Indebtedness, Contingent Liabilities and Liens
Schedule 5.11              Environmental Matters
Schedule 6.7               Existing Investments

Exhibit A                  Promissory Note
Exhibit B                  Quarterly Compliance Certificate
Exhibit C                  Investment Policy
Exhibit D                  Subsidiary Guaranty
Exhibit E                  Pledge Agreement
Exhibit F                  Assignment and Acceptance
Exhibit G                  Security Agreement
Exhibit H                  Intercreditor Agreement
Exhibit I                  Borrowing Base Certificate

                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 13, 2000, among PETsMART, Inc., a Delaware corporation (the "Company"), the Lenders from time to time party hereto, and Bank of America, N.A., a national banking association, individually and as Administrative Lender (in such latter capacity, the "Administrative Lender").

                                   WITNESSETH:

         The Company, certain of the Lenders (the "Prior Lenders") and the Administrative Lender are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of April 16, 1999, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 6, 1999, and that certain Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of November 12, 1999 (said Fourth Amended and Restated Credit Agreement, as amended, the "Prior Credit Agreement").

         The Company and the Lenders desire to amend and restate the Prior Credit Agreement in its entirety to, among other things, amend certain covenants therein and extend the maturity of the Commitment.

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree that the Prior Credit Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Acquisition" shall mean any transaction pursuant to which the Company or any Subsidiary, (i) whether by means of purchase or other acquisition of stock or other securities or other equity participation or interest, (A) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by the Company or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions not involving a tender offer, or a combination of any of the foregoing, (B) makes any corporation a Subsidiary, or causes any corporation, other than a Subsidiary, to be merged into the Company or any Subsidiary, or agrees to purchase all or substantially all of the assets of any corporation, pursuant to a merger, purchase of assets or other reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Company or any Subsidiary, or any combination thereof, or (ii) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.



                                       1.

         "Acquisition Consideration" shall mean the consideration given by the Company or any Subsidiary for an Acquisition, including but not limited to the fair market value of any cash, property, stock or services given, and the amount of any Indebtedness assumed.

         "Acquisition Subsidiary" shall mean any Subsidiary (i) formed solely for the purpose of consummating an Acquisition, (ii) capitalized with the minimum requirements of Law, and (iii) which is merged out of existence immediately upon the consummation of the applicable Acquisition.

         "Advance" means an advance made by a Lender to the Company pursuant to
Section 2.1 hereof, including, without limitation any Refinancing Advance, and any Advance made under Section 3.1(d) hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

         "Administrative Lender" means Bank of America, N.A., a national banking association, in its capacity as Administrative Lender hereunder, or any successor Administrative Lender appointed pursuant to Section 8.6 hereof.

         "Administrative Lender Fee Letter" shall have the meaning given to such term in Section 2.3(b) hereof.

         "Agreement" means this Fifth Amended and Restated Credit Agreement, as hereafter amended, modified, or supplemented in accordance with its terms.

         "Applicable Law" means (i) in respect of any Person, all provisions of constitutions, statutes, laws, ordinances, rules, regulations and orders of governmental bodies, or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (ii) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Chapter 303 of the Texas Finance Code, as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, provided however, that the parties hereto agree pursuant to Texas Finance Code Section 346.004 that the provisions of Chapter 346 of Texas Finance Code, as amended, shall not apply to this Agreement, the Advances, the Notes or Letters of Credit hereunder.

         "Applicable Margin" shall mean the following per annum percentages, applicable in the following situations:



                                       2.

                                                                                           LIBOR      Base Rate
                                       Applicability                                       Margin      Margin
                                       -------------                                       ------      ------
(i)      If the Fixed Charges Coverage Ratio is equal to or greater than 1.75 to 1         1.750%      0.250%

(ii)     If the Fixed Charges Coverage Ratio is less than 1.75 to 1 but is equal to        2.000%      0.500%
         or greater than 1.50 to 1

(iii)    If the Fixed Charges Coverage Ratio is less than 1.50 to 1                        2.250%      0.750%


         The Applicable Margin payable by the Company on the Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the Fixed Charges Coverage Ratio; provided, that each adjustment in the Applicable Margin shall be effective as of the fifth day following the date of receipt by the Administrative Lender of the financial statements required pursuant to Section 6.14(a) or 6.14(b) hereof, as appropriate. If financial statements of the Company (and corresponding Quarterly Compliance Certificate setting forth the Fixed Charges Coverage Ratio) are not received by the Administrative Lender by the fifth day following the date required pursuant to Section 6.14(a) or 6.14(b) hereof, as appropriate, the Applicable Margin shall be determined as if the Fixed Charges Coverage Ratio is less than 1.50 to 1 until such time as such financial statements and Quarterly Compliance Certificate are received. The Applicable Margin from and including the date hereof to the date of the initial adjustment to be made therein as provided above shall be determined as if the Fixed Charges Coverage Ratio were less than 1.50 to 1. The LIBOR Margin shall apply to LIBOR Advances, and the Base Rate Margin shall apply to Base Rate Advances.

         "Applicable Rate" means, as to any Advance, the rate of interest payable with respect to such Advance, as determined herein.

         "Applicable Rent Reserve" means, at the time in question, the sum of
(a)(i) the total yearly rent payable by the Company and its Domestic Subsidiaries for the ground or building leases for all of their stores located in the United States divided by (ii) the total number of the Company's and Domestic Subsidiaries' stores located in the United States, divided by (iii) 12 months, times (iv) 4 months, times (v) the number of stores located in the United States for which the Company or a Domestic Subsidiary has not delivered to the Administrative Lender a Landlord's Waiver and (b) the product of (i) $1,000,000 multiplied by (ii) the number of warehouses and distribution centers leased by the Company and its Domestic Subsidiaries and located in the United States for which the Company or a Domestic Subsidiary has not delivered to the Administrative Lender a Landlord's Waiver..

         "Auditor" means Deloitte & Touche LLP, or other independent certified public accountants selected by the Company and reasonably acceptable to the Administrative Lender.

         "Bank of America" means Bank of America, N.A., a national banking association.

         "Base Rate" means, for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, or (b) the Applicable Margin plus the higher of (i) the sum of




                                       3.

(x) 0.50% plus (y) the Federal Funds Rate on such day or (ii) the Prime Rate on such day. The Base Rate shall be adjusted automatically without notice to the Company as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as the case may be, to account for such change.

         "Base Rate Advance" means any Advance bearing interest based upon the Base Rate.

         "Borrowing Base" means, at the time in question, (i) 60% of the cost of the Inventory located in the United States of the Company and its Domestic Subsidiaries, minus (ii) the Applicable Rent Reserve.

         "Borrowing Base Certificate" means a certificate, submitted by the Company to the Administrative Lender, substantially in the form of Exhibit I hereto, certifying as to the level of the Borrowing Base at the time in question.

         "Business Day" means a day of the year, other than a Saturday or Sunday, on which banks are (a) open for the transaction of business in Concord, California, New York, New York, and Los Angeles, California, and, (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in U.S. Dollar deposits) in London, England.

         "Capital Expenditures" means the aggregate amount of all purchases or acquisitions of items considered to be capital items under GAAP, and in any event shall include the aggregate amount of items leased or acquired under Capital Leases at the cost of the item, and the acquisition of realty, tools, equipment, and fixed assets, and any deferred costs associated with any of the foregoing.

         "Capital Leases" means capital leases and subleases, as defined in accordance with GAAP.

         "Capitalization" means Total Debt plus Stockholder's Equity.

         "Cash Collateral" means cash or time deposits with, and certificates of deposit and banker's acceptances issued by, the Administrative Lender which is subject to a fully perfected, first priority Lien in favor of the Administrative Lender.

         "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit, repurchase agreements, and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $100,000,000, or with insurance companies whose debt obligations have one of the three highest ratings obtainable from S&P or Moody's, which certificates, repurchase agreements, deposits, and accounts mature within one year from the date of investment, (b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from S&P or Moody's on the date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from S&P or Moody's.



                                       4.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of a direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise, or (iv) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

         "Collateral" means any collateral in which a Lien is granted by any Person to the Administrative Lender to secure the Obligation.

         "Collateral Document" means any document under which a Lien in Collateral is granted and any document related thereto.

         "Commitment" means, as to the Lenders, $70,000,000, and, as to each initial Lender, the amount set forth opposite the name of such Lender on the signature pages hereof, as such amount may be increased in accordance with
Section 2.12 hereof, and as reduced from time to time pursuant to Section 2.4 hereof or pursuant to an assignment pursuant to Section 10.4 hereof.

         "Company" means PETsMART, Inc., a Delaware corporation.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property or services for the purpose of assuring the owner of such Indebtedness of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Indebtedness or to comply with any agreement relating to any Indebtedness or obligation.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors on the date hereof or (ii) was nominated for election or elected to such board of directors with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

         "Convertible Subordinated Notes" means convertible subordinated notes issued by the Company and dated November 7, 1997 and November 14, 1997.

         "Debt Ratio" means, as of any date of determination, for the Company and its Subsidiaries, on a consolidated basis, the ratio of (a) Total Debt as of the date of determination plus (i) the sum of lease expense pursuant to Operating Leases (such lease expense to be in an amount equal to the product of lease expense pursuant to Operating Leases for the four fiscal





                                       5.

quarters immediately preceding the date of determination multiplied by eight) minus (ii) cash and Cash Equivalents in aggregate amount in excess of $50,000,000 to (b) EBITDA for the four fiscal quarters immediately preceding the date of determination, plus lease expense pursuant to Operating Leases for the four fiscal quarters immediately preceding the date of determination.

         "Debtor Relief Law" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief law affecting the rights of creditors generally from time to time in effect.

         "Default" means any event specified in Section 7.1 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

         "Dividend" means, as to any Person, any declaration or payment of any dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a shareholder) of, any shares of capital stock of such Person.

         "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary. For the purposes of (i) calculating the Borrowing Base and the Applicable Rent Reserve and (ii) determining which Subsidiaries shall deliver to the Administrative Lender a Security Agreement only, PETsMART Direct, Inc. and its direct Subsidiaries shall not be considered Domestic Subsidiaries.

         "EBITDA" means, for the Company and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP, the sum of (a) net profit before Taxes (but excluding from the calculation thereof (i) the effect of one-time charges to operating income with respect to the costs related to Pooling Acquisitions by the Company; provided that such costs shall not, together with the aggregate Acquisition Consideration (other than capital stock of the Company) and Capital Expenditures paid or incurred in connection with Acquisitions during each fiscal year, exceed 15% of Tangible Net Worth during each fiscal year, (ii) the effect of one-time charges to operating income with respect to costs and expenses relating to that certain severance package for Donna Ecton in the amount of $1,526,000, and (iii) the effect of the Pet City Holding Charges incurred during the second, third and fourth fiscal quarters of fiscal year 1999), plus (b) depreciation and amortization expense, and other non-cash items deducted in the calculation of net operating income (including any loss on the Company's investment in PETsMART.com), plus (c) interest expense (including interest expense pursuant to Capital Leases), net of interest and other investment income, plus (d) any net extraordinary losses included in the calculation of net operating income, minus (e) any net extraordinary gains included in the calculation of net operating income.

         "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, and (c) any other Person approved by both the Administrative Lender and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.4(a) hereof, the Company, such approval not to be unreasonably withheld or delayed by the Company or the Administrative Lender and such approval to be deemed given by the Company if no objection is received by the assigning Lender and the Administrative Lender from the Company



                                       6.

within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Company; provided, however, that neither the Company nor any of its Affiliates shall qualify as an Eligible Assignee.

         "Environmental Law" means any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to pollution or to the protection of health or the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Company or any of its Subsidiaries, or is under common control with the Company or any of its Subsidiaries, within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

         "ERISA Event" means (a) a reportable event, within the meaning of
Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA, (d) the withdrawal by the Company, any Subsidiary, or an ERISA Affiliate from a Multiple Employer Plan during a Plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA, (e) the failure by the Company, any Subsidiary, or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" means any of the events specified in Section 7.1 of this Agreement, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by the Administrative Lender from three federal funds brokers of recognized standing selected by it.



                                       7.

         "Fixed Charges Coverage Ratio" means, for the Company and its Subsidiaries determined on a consolidated basis and calculated for the four fiscal quarters ending on the date of calculation, the ratio of (a) EBITDA plus lease payments payable pursuant to Operating Leases, to (b) lease payments payable pursuant to Operating Leases, plus all principal, interest, and other amounts payable with respect to Total Debt, plus all Restricted Payments other than Dividends.

         "Foreign Subsidiary" means any Subsidiary of the Company which is not organized under the laws of any state of the United States of America or the District of Columbia.

         "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

         "Hazardous Materials" means all materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R. Section 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos, or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. ("RCRA")

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligation. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Company. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (i) the weekly rate ceiling described in and computed in accordance with the provisions of Chapter 303.301 of the Texas Finance Code, or (ii) if the parties subsequently contract as allowed by Applicable Law, either the annualized ceiling or quarterly ceiling computed pursuant to Chapter 303.302 of the Texas Finance Code.

         "Indebtedness" means (a) all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to consolidated financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse, (b) to the extent not otherwise included in the foregoing subsection (a), all obligations under Interest Hedge Agreements, all indebtedness for borrowed money, and all reimbursement obligations with respect to outstanding letters of credit, and (c) to the extent not otherwise included in the foregoing subsections (a) or (b), all obligations as lessee under any "tax retention





                                       8.

operating lease" or similar lease pursuant to which the lessee has an obligation upon termination or expiration of the lease to purchase the property covered thereby in an amount equal to the lessor's Indebtedness related to such property.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Intercreditor Agreement"means the intercreditor agreement, substantially in the form of Exhibit H hereto, executed by the Lenders under this Agreement and the lenders and holders under the Lease Credit Facilities.

         "Interest Hedge Agreements" shall mean any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Interest Period" means, for any LIBOR Advance, the period beginning on the date the Advance is made and ending one, two, three or six months thereafter (as the Company shall select).

         "Inventory" has the meaning assigned to such term in the UCC.

         "Inventory Collateral Release Event" means (i) the receipt by the Administrative Lender of a Quarterly Compliance Certificate and related financial statements indicating that for the three consecutive fiscal quarters ending on the fiscal quarter or fiscal year, as appropriate, for which such Quarterly Compliance Certificate is delivered (a) the Debt Ratio for such three consecutive fiscal quarters was less than or equal to 5.00 to 1 and (b) the Fixed Charges Coverage Ratio was greater than or equal to 1.50 to 1 for such three consecutive fiscal quarters, (ii) the attainment by the Company of a rating of BB or better by S&P or Ba2 or better by Moody's, and (iii) the vote to release the Collateral by the Required Collateral Lenders.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business, which is not an Acquisition.

         "Investment Policy" means the investment policy of the Company adopted by the board of directors of the Company and in effect on the date of this Agreement as set forth on Exhibit C, and any amendments and modifications thereto that are approved in writing by the Majority Lenders.




                                       9.

         "Issuing Bank" means Bank of America or any other Lender designated by the Company and acceptable to the Administrative Lender, as issuer of any Letter of Credit.

         "Landlord's Waiver" means each landlord waiver executed by a lessor of real property leased by the Company or one of its Subsidiaries on which Collateral is located, in form and substance reasonably satisfactory to the Administrative Lender.

         "Lease Credit Facilities" means (i) the Amended and Restated Lease, dated as of April 18, 1997, between Arizona Funding Company and the Company,
(ii) the Lease Agreement, dated as of July 6, 1995, between First Security Bank, National Association, not individually but solely as Owner Trustee under the 1995-1 Pet Stores Trust and the Company, (iii) the Lease Agreement, dated as of September 5, 1996, between First Security Bank, National Association, not individually but solely as Owner Trustee under the 1996-1 Pet Stores Trust and the Company, (iv) the Lease Agreement, dated as of April 18, 1997, among First Security Bank, National Association, not individually but solely as Owner Trustee under the 1997-1 Pet Stores Trust and the Company, and (v) the Lease Agreement, dated as of April 13, 2000, among First Security Bank, National Association, not individually but solely as Owner Trustee under the 2000-1 PETM Construction Trust and the Company, and all other documents executed pursuant to any of the above agreements.

         "Lease Credit Facilities Obligations" means all present and future obligations, indebtedness (including any reimbursement obligations) and liabilities, and all renewals and extensions of all or any part thereof, of the Company to any lender or holder or any affiliate of any lender or holder arising from, by virtue of, or pursuant to any of the Lease Credit Facilities and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and attorneys' fees incurred by each lender or holder for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

         "Lenders" means the Lenders listed on the signature pages hereof, and each Eligible Assignee that hereafter becomes a party hereto pursuant to Section
10.4 hereof or pursuant to an amendment to this Agreement or Section 2.12 hereof, for so long as each is owed any portion of the Obligation or is obligated under any portion of the Commitment.

         "Letter of Credit" means any Trade Letter of Credit or Standby Letter of Credit issued pursuant to Article III hereof.

         "Letter of Credit Commitment" means $35,000,000, as reduced from time to time pursuant to Section 2.4 hereof.

         "LIBOR Advance" means an Advance which the Company requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable Margin. The




                                      10.

LIBOR Basis shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums therefor assessed by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

         "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1.1(a) attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Company and the Administrative Lender.

         "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (to be rounded upwards to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "License" means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain, or operate its business or Property, unless the failure to obtain, retain, or comply with same would not constitute a Material Adverse Change.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Applicable Laws of any jurisdiction (except for the filing of a financing statement or notice in connection with an operating lease).

         "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Applicable Law, or under or pursuant to any contract, agreement, or other instrument.

         "Loan Papers" means this Agreement, the Notes, Letters of Credit, any Subsidiary Guaranty, any Pledge Agreement, any Security Agreement, applications and agreements for Letters of Credit, any Interest Hedge Agreement with any Lender or any Affiliate of any Lender, any fee letters, and all other documents, instruments, agreements, or certificates executed or delivered by any Person in connection with this Agreement or as security for the Obligation hereunder.




                                      11.

         "Majority Lenders" means any combination of three or more Lenders having at least 51% of the aggregate amount of outstanding Advances plus liabilities with respect to outstanding Letters of Credit; provided, however, that if no Advances and Letters of Credit are outstanding, such term means any combination of three or more Lenders having Specified Percentages equal to at least 51%; provided further, in each case, if there are three or fewer Lenders, then "Majority Lenders" shall mean all of such Lenders.

         "Material Adverse Change" means any circumstance or event that is or would reasonably be expected to (a) be material and adverse to the financial condition, business operations, prospects, or Properties of the Company and its Subsidiaries as a whole or (b) materially and adversely affect the validity or enforceability of any of the Loan Papers.

         "Material Subsidiary" means each Subsidiary of the Company (a) the gross revenues of which for the then most recent completed four fiscal quarters constituted (or, with respect to any such Subsidiary acquired during such fiscal quarters, would have constituted had the gross revenues of such Subsidiary been included for such period) 5% or more of the consolidated gross revenues of the Company and its Subsidiaries for such period, (b) the assets of which as of the end of any fiscal quarter constituted 5% or more of the consolidated assets of the Company and its Subsidiaries as of the end of such fiscal quarter, or (c) the EBITDA (if calculated with respect to such Subsidiary only) for the then most recently completed four fiscal quarters constituted (or, with respect to any such Subsidiary acquired during such fiscal quarters, would have constituted had the EBITDA of such Subsidiary been included for such period) 5% or more of the consolidated EBITDA of the Company and its Subsidiaries for such period.

         "Maturity Date" means April 13, 2003, or such earlier date that the Commitment is terminated.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, any Lender is permitted to charge on the Obligation.

         "Monthly Date" means the first day of each month during the term of this Agreement.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company, any Subsidiary, or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company, any Subsidiary, or any ERISA Affiliate and at least one Person other than the Company, any Subsidiary, and any ERISA Affiliate, or (b) was so maintained and in respect of which the Company, any Subsidiary, or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.




                                      12.

         "Negative Pledge" means any agreement, contract or arrangement whereby any Person is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets other than Capital Leases permitted hereunder.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by or of any Person (including any capital stock owned by such Person), the amount of cash received by such Person in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees, survey, title insurance, appraisals, notaries and other similar commissions and fees, and expenses, in each case, to the extent paid, payable or reimbursed by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; (iii) without duplication, taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition (after taking into account any available tax credits or deductions or any tax sharing arrangements); and (iv) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Obligation) that is secured by a Lien on the asset in question, to the extent required pursuant to the documentation evidencing such Indebtedness.

         "Net Income" means net profit (or loss) after taxes of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

         "Net Worth" means, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) capital stock taken at stated or par value, plus (b) capital surplus, plus (c) retained earnings less treasury stock, plus or minus, as the case may be, the effect of foreign currency exchanges.

         "Note" means each promissory note of the Company evidencing Advances and obligations owing hereunder to a Lender, in substantially the form of Exhibit A attached hereto, payable to the order of such Lender and in a maximum principal amount equal to such Lender's Specified Percentage of the Commitment.

         "Obligation" means all present and future obligations, indebtedness (including the Reimbursement Obligations) and liabilities, and all renewals and extensions of all or any part thereof, of the Company and its Subsidiaries to any Lender or any Affiliate of any Lender arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and attorneys' fees incurred by each Lender for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

         "Operating Leases" mean operating leases, as defined in accordance with GAAP.




                                      13.

         "Payment Date" means the last day of the Interest Period for any Advance and the Maturity Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Person" means an individual, limited liability company, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

         "Pet City Holdings Charges" means the operating losses, store closure costs and restructuring charges incurred for the period beginning on the first day of fiscal year 1999 through the date of the Pet City Stock Transfer and a non-cash charge for Pet City Holdings plc not to exceed for all such losses, costs and charges $39,000,000 in aggregate amount.

         "Pet City Stock Transfer" means the sale of all of the capital stock of Pet City Holdings plc.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Pledge Agreement" means one or more pledge agreements, executed by the Company or any Domestic Subsidiary, as appropriate, granting a first priority Lien in (a) 100% of the issued and outstanding equity interests of each Domestic Subsidiary which is a Material Subsidiary, and (b) 65% of the issued and outstanding equity interests of any direct Foreign Subsidiary of the Company or of a Domestic Subsidiary, which such Foreign Subsidiary is a Material Subsidiary, substantially in the form of Exhibit E hereto, as any such agreement may be amended, modified, restated or extended from time to time.

         "Pooling Acquisition" means any business combination constituting an Acquisition which is accounted for on a pooling of interests basis under GAAP.

         "Prime Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the rate of interest announced or published by Bank of America as its prime rate, and which may not necessarily be the lowest interest rate charged by Bank of America.

         "Prohibited Transaction" has the meaning specified therefor in Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of Title I of ERISA.

         "Property" means all types of real, personal, tangible, intangible, or mixed property, whether owned in fee simple or leased.

         "Quarterly Compliance Certificate" means a certificate of an officer of the Company acceptable to the Administrative Lender, in the form of Exhibit B hereto, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to the covenants described in
Section 6.1 hereof.




                                      14.

         "Quarterly Date" means the first Business Day of each February, May, August and November during the term of this Agreement, commencing May 1, 2000.

         "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Reimbursement Obligations" means, at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under all Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit which have not been reimbursed by the Company or refinanced by Advances.

         "Related Business" means the business of providing pet food, pet supplies and accessories and related pet services, and activities incidental thereto.

         "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

         "Required Collateral Lenders" means any combination of lenders and holders under this Agreement and the Lease Credit Facilities having at least 66-2/3% of outstanding loans and advances under all such credit facilities plus liabilities with respect to outstanding letters of credit; provided, however, that if no advances, loans, and letters of credit are outstanding, any combination of such lenders and holders having commitments to loan and advance under such credit facilities equal to at least 66-2/3%.

         "Restricted Payments" means, collectively, (a) Dividends, (b) as to any Person, any purchase, redemption or other acquisition or retirement for value of any shares of capital stock of such Person and (c) any prepayment of principal, interest, premium or penalty on all or any of the Convertible Subordinated Notes or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of all or any of the Convertible Subordinated Notes.

         "Rights" means rights, remedies, powers, and privileges.

         "S&P" means Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation.

         "Security Agreement" means one or more security agreements executed by the Company or any Domestic Subsidiary, granting a first priority Lien in the Collateral covered thereby, substantially in the form of Exhibit G hereto, as any such agreement may be amended, modified, restated or extended from time to time.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, other than a Multiple Employer Plan.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including without






                                      15.

limitation Contingent Liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or as adjusted or specified (a) in a notice by the Administrative Lender to the Company in connection with an assignment pursuant to Section 10.4 hereof, (b) in an amendment to this Agreement or (c) pursuant to Section 2.12 hereof.

         "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Commitment other than a Trade Letter of Credit.

         "Stockholder's Equity" means stockholder's equity of the Company and its Subsidiaries as from time to time stated and described in the consolidated financial statements and consolidated balance sheets provided to the Lenders by the Company and prepared under GAAP.

         "Subordinated Debt" means any Indebtedness of the Company or its Subsidiaries which shall have been and continues to be validly and effectively subordinated to the prior payment in full of the Obligation on terms and documentation approved in writing by the Majority Lenders.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

                  (A) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (B) the interest in the capital or profits of such partnership or joint venture, or

                  (C) the beneficial interest of such trust or estate,

         is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "Subsidiary Guaranty" means any guaranty executed by one or more Subsidiaries, guaranteeing payment and performance of the Obligation, substantially in the form of Exhibit D hereto, as such agreement may be amended, modified, renewed or extended from time to time.

         "Tangible Net Worth" means with respect to the Company and its Subsidiaries on a consolidated basis, as of any date of determination, the excess of (a) Net Worth over (b) the sum, without duplication, of unamortized debt discount and expense, goodwill, trademarks, trade names, patents, deferred charges and other intangible assets and any write-up of the value of





                                      16.

assets after January 31, 2000; all determined in accordance with GAAP, including the making of appropriate deductions for minority interest (if any) in Subsidiaries.

         "Taxes" means all taxes, assessments, imposts, fees, or other charges at any time imposed by any Applicable Laws or Tribunal.

         "Total Debt" means, as of the date of determination, determined for the Company and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all principal and interest owing under the Loan Papers, (b) all Indebtedness evidenced by a promissory note, bond, debenture or otherwise representing borrowed money, (c) all Capital Leases, and (d) all Contingent Liabilities; provided, however, "Total Debt" shall not include any of the Lease Credit Facilities Obligations.
         "Total Liabilities" means the amount of total liabilities of the Company and its Subsidiaries which would be shown in accordance with GAAP consistently applied on a consolidated balance sheet and which in any event shall include (without duplication):

                  (I) all guaranties and all debt, obligations and liabilities secured by any Lien upon any property owned by Company or any Subsidiary even though it has not assumed or became liable for the payment of same; and

                  (II) Capital Leases.

         "Trade Letter of Credit" means any Letter of Credit issued under the Letter of Credit Commitment in support of obligations incurred in the ordinary course of business for the purchase of goods and services.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental body.

         "UCC" means the Uniform Commercial Code of Texas, as amended.

         "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied on a consolidated basis for the Company and its Subsidiaries, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders.

                                    ARTICLE 2

                          AMOUNTS AND TERMS OF ADVANCES

         SECTION 2.1 Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Company until the Maturity Date in an aggregate






                                      17.

outstanding amount not to exceed such Lender's Specified Percentage of the Commitment less its Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing). Subject to Section 2.9 hereof, the Company may borrow, repay, and reborrow in accordance with this Agreement. Notwithstanding any provision of any Loan Papers to the contrary, in no event shall the aggregate Advances outstanding plus all outstanding Reimbursement Obligations exceed the lesser of (i) the Commitment or (ii) the Borrowing Base. Any Advance shall, at the option of the Company as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article IX hereof), be a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than ten LIBOR Advances. On the Maturity Date unless sooner paid as provided herein, the outstanding Advances shall be repaid in full.

         SECTION 2.2       Making Advances.

                  (a) In the case of Base Rate Advances, the Company shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Company's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Notice shall be given to the Administrative Lender prior to 10:00 a.m. Concord, California time, on the day of such Borrowing. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

                  (b) In the case of LIBOR Advances, the Company shall give the Administrative Lender at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Company's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Lender prior to 10:00 a.m., Concord, California time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to
Article IX hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Company, provided that no such Interest Period shall extend past the Maturity Date, or prohibit or impair the Company's ability to comply with
Section 2.5 hereof.

                  (c) Subject to Sections 2.1 and 2.9 hereof, at least three Business Days prior to each Payment Date for a LIBOR Advance, the Company shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Company's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (iii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default




                                      18.

shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                  (d) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment or the amount of any draw under any Letter of Credit. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000.

                  (e) The Administrative Lender shall promptly notify the Lenders of each notice received from the Company pursuant to this Section. Failure of the Company to give any notice in accordance with Section 2.2(c) hereof shall result in a repayment of any such existing Advance on the applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than 1:00 p.m., Concord, California time, on the date of any Advance that is not a Refinancing Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Lender's instructions. On the date of any Advance hereunder, the Administrative Lender shall, subject to satisfaction of the conditions set forth in Article IV, promptly disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Company's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Company maintained with the Administrative Lender. All Advances shall be made by each Lender according to its Specified Percentage.

                  (f) Unless a Lender shall have notified the Administrative Lender prior to the date of any Advance that it will not make available its Specified Percentage of the Advance, the Administrative Lender may assume that such Lender has made the appropriate amount available in accordance with subsection (a) above, and the Administrative Lender may, in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent any Lender shall not have made such amount available to the Administrative Lender, the Lender and Company severally agree to repay to the Administrative Lender forthwith on demand such corresponding amount together with interest thereon, from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Lender, at
(i) in the case of the Company, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate.

                  (g) The failure by any Lender to make available its Specified Percentage of an Advance hereunder shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any Advance. In no event, however, shall any Lender be responsible for the failure of any other Lender to make available any portion of an Advance.

         SECTION 2.3 Fees.




                                      19.

                  (a) Subject to Section 10.9 hereof, the Company agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) based on the daily average unused portion of the Commitment (subject to Section 10.9 hereof, computed on the basis of a 360-day year for the actual number of days elapsed) at the following per annum percentages, applicable in the following situations:

                                                 Applicability                                   Percentage
                                                 -------------                                   ----------
           (A)     If the Fixed Charges Coverage Ratio is greater than or equal to 1.75 to 1       0.375%

           (B)     If the Fixed Charges Coverage Ratio is less than 1.75 to 1 but is equal         0.375%
                   to or greater than 1.50 to 1

           (C)     If the Fixed Charges Coverage Ratio is less than 1.50 to 1                      0.500%


         For purposes of calculation of the commitment fee, Letters of Credit outstanding from time to time will reduce the unused portion of the Commitment. The commitment fee shall be subject to reduction or increase, as applicable and as set forth above, on a quarterly basis according to the performance of the Company as tested by the Fixed Charges Coverage Ratio. Any such increase or decrease in such fee shall be effective on the fifth day following the date of receipt by the Administrative Lender of the financial statements required pursuant to Section 6.14(a) or 6.14(b) hereof, as appropriate. If such financial statements are not received by the fifth day following the date required, the commitment fee shall be determined as if the Fixed Charges Coverage Ratio is less than 1.50 to 1 until such time as such financial statements are received. From and including the date hereof to the date of the initial adjustment of the commitment fee to be made as provided above, the percentage shall be 0.50%.

                  (b) The Company agrees to pay to the Administrative Lender for its account and for the ratable account of the Lenders, the fees provided for in the letter agreement dated as of the Agreement Date, between the Company and the Administrative Lender on the date and in the amounts specified therein (the "Administrative Lender Fee Letter").

                  (c) The Company agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a letter of credit fee on the average daily amount for drawing under all outstanding Trade Letters of Credit, from the date of issuance of the initial Trade Letter of Credit through the date of termination of the final Trade Letter of Credit, at the rate of 0.625% per annum, payable in arrears on each Quarterly Date and on the later of the Maturity Date or the date of termination of the final Trade Letter of Credit.

                  (d) The Company agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a per annum letter of credit fee on the average daily amount for drawing under all outstanding Standby Letters of Credit, from the date of issuance of the initial Standby Letter of Credit through the date of termination of the final Standby Letter of Credit, at a rate equal to the then Applicable Margin in effect for LIBOR Advances from time to time, payable in arrears on each Quarterly Date and on the later of the Maturity Date or the date of termination of the final Standby Letter of Credit.




                                      20.

                  (E) The Company agrees to pay to the Administrative Lender, for the sole account of the Issuing Bank, an issuance fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) equal to 0.125% per annum of the average daily amount available for drawing under all outstanding Letters of Credit.

         SECTION 2.4       Reduction of Commitment.

                  (a) The Company shall have the right from time to time, upon notice to the Administrative Lender not later than 1:00 p.m. (Concord, California time), three Business Days in advance, to reduce the Commitment (and the Letter of Credit Commitment, if applicable), in whole or in part; provided, however, that (i) the Company shall pay the accrued commitment fee on the amount of such reduction, (ii) any partial reduction (A) that results in a repayment of Base Rate Advances shall be in an aggregate amount which is at least $500,000 and which is an integral multiple of $100,000 and (B) that results in a repayment of LIBOR Advances shall be in an aggregate amount which is at least $1,000,000 and which is in an integral multiple of $100,000 and (iii) no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period unless the costs provided for in
Section 2.9 hereof are paid as set forth in Section 2.9 hereof.

                  (b) Upon any reduction of the Commitment pursuant to this Section, the Company shall immediately make a repayment of Advances in accordance with Section 2.5 hereof. The Company shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof, to the extent applicable. The Company shall not have any right to rescind any termination or reduction. Once reduced or terminated, the Commitment may not be increased or reinstated.

                  (c) On the Maturity Date, the Commitment shall automatically reduce to zero.

         SECTION 2.5       Prepayment and Repayment of Advances.

                  (a) The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty, upon telephonic notice (to be promptly followed by written notice) to the Administrative Lender not later than 11:00 a.m., Concord, California time on the date of prepayment. LIBOR Advances may be voluntarily prepaid upon three Business Days' prior telephonic notice (to be promptly followed by written notice) to the Administrative Lender, but only so long as the Company concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be irrevocable.

                  (b) If any Advances are outstanding at the time the Company or any of its Subsidiaries receives Net Cash Proceeds from the sale or disposition by the Company or any of its Subsidiaries of any assets (including any capital stock of any Subsidiary) (other than sales or dispositions permitted under Sections 6.5(b)(i) and 6.5(b)(ii) hereof), the Company shall, within two days of such receipt, apply the Net Cash Proceeds to the prepayment of Base Rate Advances; provided that, (i) if, at the time of such receipt, only LIBOR Advances are outstanding, or (ii) if a portion of the Net Cash Proceeds remains after prepaying all Base Rate Advances as set out above and any LIBOR Advances are outstanding, the Company shall, within two days of such receipt, deliver the Net Cash Proceeds to the Administrative Lender, and the




                                      21.

Administrative Lender shall apply the Net Cash Proceeds to the payment of such LIBOR Advances on the Payment Dates for such LIBOR Advances.

                  (c) On or before the date of any reduction of the Commitment, the Company shall prepay outstanding Advances in an amount necessary to reduce the sum of outstanding Advances and Reimbursement Obligations to an amount not greater than the Commitment as so reduced pursuant to Section 2.4 hereof. To the extent that at any time the aggregate principal amount of Advances and Reimbursement Obligations outstanding hereunder exceed the Borrowing Base then in effect, the Company shall automatically repay Advances in an amount equal to such excess. The Company shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than a Payment Date, the Company shall reimburse each Lender in accordance with Section 2.9 hereof.

                  (d) Any prepayment of a LIBOR Advance shall be (i) in an aggregate amount of at least $1,000,000 and which is an integral multiple of $100,000 and (ii) accompanied by (A) interest accrued on the principal amount being prepaid and (B) amounts due in accordance with Section 2.9 hereof. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount of $100,000 or an integral multiple thereof.

                  (e) The unpaid principal amount of the Base Rate Advances shall be due and payable on the Maturity Date.

                  (f) The principal amount of each LIBOR Advance hereunder shall be due and payable on its Payment Date, which principal payment may be made by means of a Refinancing Advance.

                  (g) On the date of any reduction of the Commitment pursuant to
Section 2.4 hereof, including the Maturity Date, the (i) aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment (as then reduced) minus (ii) all outstanding Reimbursement Obligations shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

                  (h) All telephonic notices under Article III hereof shall be made to Bank of America, N.A., Attn: Tosha Clements, 1850 Gateway Boulevard, Fifth Floor, Concord, California 94520-3282, (925) 675-8409, or such other person as the Administrative Lender may from time to time specify in accordance with Section 10.2 hereof.

         SECTION 2.6       Interest on Advances.

                  (a) Subject to Section 10.9 hereof, Base Rate Advances shall bear interest at the lesser of (a) the Highest Lawful Rate and (b) the Base Rate as in effect from time to time. Accrued interest on each Base Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be due and payable in arrears on each Quarterly Date and on the Maturity Date. If the amount of interest payable




                                      22.

for the account of any Lender on any interest payment date in respect of any Base Rate Advance would exceed the Maximum Amount, the amount of interest payable on such interest payment date shall be automatically reduced to the Maximum Amount. If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to the immediately preceding sentence and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such Maximum Amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the immediately preceding sentence.

                  (b) Subject to Section 10.9 hereof, each LIBOR Advance shall bear interest at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Lender, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Company and the Lenders of such LIBOR Basis. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on the last Business Day before the date which is three months after the initial date of such Interest Period.

                  (c) If the Company fails to give the Administrative Lender timely notice of its selection of a LIBOR Basis or an Interest Period for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Company, the Base Rate shall apply to the applicable Advance.

                  (d) With respect to each Advance, all past due principal and interest shall, upon notice by the Administrative Lender to the Company, bear interest at the lesser of (i) the Applicable Rate as in effect from time to time, plus 2% or (ii) the Highest Lawful Rate, and shall be due and payable on demand.

         SECTION 2.7  Computations and Manner of Payments.

                  (a) The Company shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. (Concord, California time) on the day when due in same day funds to the Administrative Lender, for the ratable account of the Lenders unless otherwise specifically provided herein, at the Administrative Lender's office at 1850 Gateway Boulevard, Fifth Floor, Concord, California 94520-3282, for credit to commercial loan FTA #3750836479, reference:
PETsMART, Inc. No later than the end of each day when each payment hereunder is made, the Company shall notify Tosha Clements, or such other person as the Administrative Lender may from time to time specify.

                  (b) Unless the Administrative Lender shall have received notice from the Company prior to the date on which any payment is due hereunder that the Company will not make payment in full, the Administrative Lender may assume that such payment is so made on such date and may, in reliance upon such assumption, make distributions to the Lenders. If and to the extent the Company shall not have made such payment in full, each Lender shall repay to the Administrative Lender forthwith on demand the applicable amount distributed, together with





                                      23.

interest thereon at the Federal Funds Rate, from the date of distribution until the date of repayment. The Company hereby authorizes each Lender, if and to the extent payment is not made when due hereunder, to charge the amount so due against any account of the Company with such Lender.

                  (c) Subject to Section 10.9 hereof, all computations of fees hereunder shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fee is payable. All payments under the Loan Papers shall be made in United States dollars, and without set-off, counterclaim, or other defense.

                  (d) Whenever any payment to be made hereunder or under any other Loan Papers shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall be included in the computation of interest or fees, if applicable.

         SECTION 2.8 Yield Protection.

                  (a) If any Lender determines that compliance with any Applicable Law (including without limitation existing and future Applicable
Laws), or any guideline or request from any central bank or other Tribunal (whether or not having the force of Applicable Law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any of its Affiliates, and that the amount of such capital is increased by or based upon the existence of any Commitment, Advance, or Letter of Credit (or similar commitments, loans or letters of credit), then, upon demand by such Lender, the Company shall immediately pay to such Lender, from time to time as specified, additional amounts sufficient to compensate it or any of its Affiliates for the reduction in rate of return on such Lender's or Affiliate's capital below that which such Lender or Affiliate could have achieved but for such compliance, guideline or request, to the extent that such Lender or Affiliate reasonably determines such increase in capital to be allocable to the existence or maintenance of or any participation in any Commitment, Advance, or Letter of Credit; provided, however, the Company shall have no obligation to repay or reimburse any Lender or Affiliate thereof for costs incurred more than 180 days before the date of such demand.

                  (b) Provided that notice shall have been given to the Company of the reasons therefor and in reasonable detail, determinations by any Lender for purposes of this Section shall be conclusive, absent manifest error.

         SECTION 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Company to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Company's election not to proceed or the non-fulfillment of any of the conditions set forth in Article IV hereof), (b) failure by the Company to prepay any LIBOR Advance after having given notice of its intention to prepay in accordance with Section 2.6 hereof, or (c) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 2.5, 7.2, 9.3(b) and 10.9 hereof), the Company





                                      24.

agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses, costs and out-of-pocket expenses, subject to Section 10.9 hereof. Such Lender's good faith determination of the amount of such losses, costs or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Company, such Lender shall provide a certificate setting forth the amount to be paid to it by the Company hereunder and calculations therefor.

         SECTION 2.10 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Company for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section
9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable
Law). Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         SECTION 2.11 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

         SECTION 2.12 Conditions Precedent to the Increase of the Commitment. Upon written request by the Company to the Administrative Lender and the Lenders not less than ten Business Days prior to the proposed effective date of the proposed increase (or, in the case of each proposed Lender, such lesser notice as any proposed Lender is willing to accept), the Commitment shall, subject to the further terms and conditions set forth below, increase to a maximum of $95,000,000 in the manner set forth below:

                  (a) On any date of proposed increase in the Commitment, the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, except to the extent expressly made only as of a prior date;

                  (b) On any date of proposed increase in the Commitment, no Default or Event of Default shall exist on any such date, and no Default or Event of Default would result from such increase in the Commitment and the subsequent Advance to the Company up to the amount of the Commitment (as increased);

                  (c) On any date of proposed increase in the Commitment, there shall have occurred no Material Adverse Change since January 31, 1999 (other than the Pet City Holding Charges);




                                      25.

                  (d) On any date of proposed increase in the Commitment, the sum of all Advances and Reimbursement Obligations outstanding (after giving effect to any proposed Advance to be made on such date) shall not exceed the Commitment (as increased);

                  (e) Upon satisfaction of each of the conditions precedent in this Section 2.12, the Company shall be entitled to increase the Commitment not more than three times, in an aggregate amount for such increases not to exceed $25,000,000. Each Lender electing to participate in such Commitment increase shall accept any allocation amount designated by the Company and the Administrative Lender that is equal to or less than its Specified Percentage of the Commitment increase;

                  (f) Notwithstanding anything herein or in any other Loan Paper to the contrary, the Company and the Administrative Lender may agree to add other creditors or increase the Specified Percentage of one or more Lenders (if acceptable to such Lenders) in connection with any such proposed increase if one or more of the existing Lenders does not elect to increase its respective portions of the Commitment in an amount equal to such Lender's Specified Percentage of the requested Commitment increase;

                  (g) Each of the proposed increases shall be in an aggregate minimum amount of $10,000,000 and $5,000,000 multiples thereof;

                  (h) Each Lender (including any new Lenders party hereto) shall have received a Promissory Note evidencing its Specified Percentage of the Commitment, as adjusted, and the Company, each of its Subsidiaries and each Lender agrees to execute any and all such documents deemed necessary by the Administrative Lender in order to effectuate this Section 2.12 (whether affirmation of guaranties, other documents or otherwise);

                  (i) On the date of any increase in the Commitment, the Administrative Lender shall deliver to each Lender evidence of new Specified Percentages adjusted to give effect to the increase in the Commitment, and any reallocation required in order for each Lender to have its Specified Percentage (as adjusted) of the Advances;

                  (j) On or prior to the date of increase, each new Lender being added to this Agreement shall deliver to the Company and the Administrative Lender documentation acceptable to the Administrative Lender evidencing such new Lender's acceptance of this Agreement and all the other Loan Papers in form and substance reasonably acceptable to the Administrative Lender (and making such Lender a party to this Agreement and the other Loan Papers);

                  (k) The Administrative Lender shall have received a pro-forma Compliance Certificate in form and substance acceptable to the Administrative Lender and demonstrating compliance with the terms of this Agreement and the Loan Papers for one full year after the date of such proposed increase;

                  (l) The Administrative Lender on behalf of each Lender shall have received all amendments to any Loan Papers as the Administrative Lender shall deem reasonably necessary; and




                                      26.

                  (m) With respect to each increase in the Commitment, on the date of such increase, the Administrative Lender shall deliver to the Company notice of the cost of any LIBOR breakage or other loss incurred by any Lender as a result of such increase and any reallocation among the Lenders, and the Company shall pay such costs on the date of such increase in immediately available funds to the Administrative Lender on behalf of such Lenders.

                  (n) No Lender shall be obligated to increase the dollar amount of its share of the Commitment without its written consent in its sole discretion. In connection with any increase to the Commitment in accordance with the terms of this Section 2.12, each existing Lender (regardless of whether such Lender is participating in such increase) agrees to execute any and all agreements requested by the Administrative Lender to effectuate the intent of this Section 2.12. Notwithstanding anything contained herein to the contrary, the limitations placed upon assignments set forth in Section 11.4 hereof shall not apply to proposed increases pursuant to this Section.

                                    ARTICLE 3

                                LETTERS OF CREDIT

         SECTION 3.1 Letter of Credit Commitment; Reimbursement.

                  (a) Subject to the terms and conditions hereof, and in reliance upon subsection (b) below, the Issuing Bank agrees, from time to time until the Maturity Date, to issue one or more Letters of Credit for the account of the Company. The aggregate amount of outstanding Letters of Credit shall not exceed at any time outstanding, the lesser of (i) the Letter of Credit Commitment or (ii) an amount equal to the lesser of the Commitment or the Borrowing Base minus the aggregate Reimbursement Obligations and Advances then outstanding. Letters of Credit may be issued for activities and payments relating to the ordinary course of business of the Company and its Subsidiaries. No Letter of Credit shall be issued if issuance, in the Administrative Lender's or the Issuing Bank's sole judgment, would violate any Applicable Law or any internal policy or standard of the Issuing Bank.

                  (b) No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) five Business Days prior to the Maturity Date or (ii) the date which is eighteen months after the issuance thereof. The Company shall be liable for the repayment of any Reimbursement Obligations. If on the Maturity Date there are any Letters of Credit outstanding, the Company shall deposit with the Administrative Lender on the Maturity Date Cash Collateral in an amount not less than the maximum amount then available to be drawn under such outstanding Letters of Credit.

                  (c) Promptly upon issuance of a Letter of Credit, the Issuing Bank shall notify the Administrative Lender and each Lender of the date of issuance, amount, and expiration date of such Letter of Credit, and shall deliver a copy to any Lender upon request. Upon issuance, each Lender shall thereupon have purchased and received from the Issuing Bank a participation in such Letter of Credit and the Company's reimbursement obligations relating thereto under the applicable letter of credit application and agreement, to the extent of such Lender's Specified




                                      27.

Percentage of the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing).

                  (d) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Base Rate Advance in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article IV hereof); provided, however, if as a result of any Debtor Relief Law the Issuing Bank is prohibited from making an Advance, the obligation of the Company to repay such draft shall bear interest at the Base Rate. In the event that a payment under any Letter of Credit is not reimbursed by the Company by 11:00 a.m. (Concord, California time) on the first Business Day after notice of such drawing has been given by the Issuing Bank to the Company, the Issuing Bank shall promptly notify Administrative Lender and each other Lender. Each such Lender shall, on the first Business Day following such notification, make an Advance (or, if as a result of any Debtor Relief Law, the Lenders are prohibited from making an Advance, each Lender shall fund its participation purchased pursuant to Section 3.1(c) hereof by making such amount available to the Administrative Lender), which shall bear interest at the Base Rate, and shall be used to repay the applicable portion of the Issuing Bank's Advance with respect to such Letter of Credit, in an amount equal to the amount of its Specified Percentage in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article IV hereof) and shall make available to the Administrative Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Advance. In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Advance on the date specified in the notice from the Issuing Bank to such Lender, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon from such date until paid at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate. Notwithstanding anything to the contrary above, in no event shall any Lender be obligated to reimburse the Issuing Bank for such an Advance made with the gross negligence or willful misconduct of the Issuing Bank.

         SECTION 3.2 Standard of Care.

                  (a) The Issuing Bank agrees that it shall give the same care and attention to each Letter of Credit as it gives to its other letters of credit. The Lenders and the Company agree that, in paying any draw under any Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft or other document required by the Letter of Credit), or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person delivering any document.

                  (b) None of the Issuing Bank and its representatives, directors, officers, employees, or agents shall be liable to any Lender, the Company, or any other Person for (i) any action taken or omitted in connection with this Article or any Letters of Credit at the request or with the approval of Majority Lenders, (ii) any action taken or omitted in the absence of gross negligence and willful misconduct, (iii) any recitals, statements, representations, or warranties contained in any document distributed to any Lender, (iv) the creditworthiness of the Company or any of its Subsidiaries, (v) the execution, effectiveness, genuineness, validity, or





                                      28.

enforceability of any Loan Papers, (vi) the value, sufficiency, perfection, or priority of any security for any obligations under the Loan Papers, or (vii) any circumstances beyond the control of the Issuing Bank with respect to any Letter of Credit. The Issuing Bank shall not incur any liability by acting in reasonable reliance upon any advice of counsel, or any notice, consent, certificate, statement, or other writing (which may be a bank wire, telecopy, telex, or similar writing) believed in good faith by it to be genuine or to be signed by the proper parties.

         SECTION 3.3 Expenses of the Issuing Bank. In order to induce the Issuing Bank to maintain Letters of Credit and to induce the Lenders to participate therein, the Company agrees to reimburse the Issuing Bank, Administrative Lender, and Lenders, upon demand, for any Taxes, (other than Taxes on the overall net income of the Administrative Lender, the Issuing Bank or any Lender), fees, charges, or other costs or expenses whatsoever, including attorneys' fees, incurred by the Issuing Bank, the Administrative Lender, or any Lender in connection with issuance of, maintenance of, participation in, or payment under any Letter of Credit.

         SECTION 3.4 Obligations of the Company Absolute. The obligations of the Company under this Article shall be absolute and unconditional under all circumstances and irrespective of any set-off, counterclaim, or defense to payment which the Company may have or have had against the Issuing Bank, the Administrative Lender, any Lender, or the beneficiary of any Letter of Credit. The Company agrees with the Administrative Lender, Issuing Bank, and Lenders that they shall not be responsible for, and the Company's obligations shall not be affected by, any matter or event whatsoever pertaining to any Letter of Credit, including without limitation the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged, or any claims or disputes by or among the Company, beneficiary of any Letter of Credit, or any other Person, including any Person to whom any Letter of Credit may be transferred. The Company agrees to indemnify and hold harmless the Issuing Bank, the Lenders and their representatives, directors, officers, employees, and agents from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and/or disbursements of any kind or nature whatsoever that may be imposed on, asserted against, or incurred by the Issuing Bank or any Lender in any way with respect to any Letter of Credit issued for the account of the Company, or any action taken or omitted by the Issuing Bank with respect to any such Letter of Credit, including any negligence of the Issuing Bank; provided, however, that the Issuing Bank shall not be so indemnified and held harmless for, and shall be liable to the Company only to the extent of, any direct (as opposed to consequential) damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence. The Issuing Bank shall not be liable for error, omission, interruption, or delay in transmission, dispatch, or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Issuing Bank, the Administrative Lender, or any Lender with respect to any Letter of Credit or related draws, drafts, or documents, if done in good faith and in accordance with the standards of care specified in applicable state Laws or the Uniform Customs and Practices for Documentary Credits as most recently published by the International Chamber of Commerce (which publication shall control in the event of any conflict between such publication and any such Applicable Law) shall be binding on the Company and shall not put the Issuing Bank, the Administrative Lender, or any Lender under any liability to the Company.




                                      29.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         SECTION 4.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to fulfillment of the following conditions precedent:

                  (a) The making of the Commitment, the making of the initial Advance and issuance of the initial Letter of Credit shall not contravene any Applicable Law applicable to the Administrative Lender, any Lender, or the Issuing Bank.

                  (b) No Material Adverse Change, as determined by the Administrative Lender, shall have occurred and be continuing since January 31, 1999 (other than the Pet City Holdings Charges).

                  (c) The Company shall have delivered to the Administrative Lender a Certificate, dated the effective date, executed by a duly authorized officer, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article V hereof are true and correct, and (iii) it has complied with all agreements and conditions to be complied with by it under the Loan Papers by such date.

                  (d) The Company shall have delivered to the Administrative Lender a Secretary's Certificate, dated the effective date, certifying (i) that copies of its certificate of incorporation and bylaws previously delivered to the Administrative Lender are true and complete, and in full force and effect, without amendment except as shown, (ii) that a copy of its resolutions authorizing execution and delivery of this Agreement and any other Loan Papers attached thereto is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, and (iii) to the incumbency, name, and signature of each officer authorized to sign this Agreement and any other Loan Papers on its behalf. The Administrative Lender, Lenders, and Issuing Bank may conclusively rely on the certificate delivered pursuant to this subsection until they receive notice in writing to the contrary.

                  (e) Each Domestic Subsidiary shall have delivered to the Administrative Lender a Secretary's Certificate, dated the effective date, certifying (i) that copies of its certificate of incorporation and bylaws previously delivered to the Administrative Lender are true and complete, and in full force and effect, without amendment except as shown, (ii) that a copy of its resolutions authorizing execution and delivery of the Loan Papers to which it is party are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, and
(iii) to the incumbency, name, and signature of each officer authorized to sign the Loan Papers to which it is party. The Administrative Lender, Lenders, and Issuing Bank may conclusively rely on the certificate delivered pursuant to this subsection until they receive notice in writing to the contrary.

                  (f) The Administrative Lender shall have received opinions of counsel to the Company, dated the effective date, which counsel shall be acceptable to the Administrative





                                      30.

Lender, (i) to the effect that the Company has full power and authority to execute, deliver, and perform this Agreement and all other Loan Papers to be executed and delivered by it; (ii) to the effect that all such Loan Papers constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, fraudulent conveyance, or similar Applicable Laws or principles of equity affecting the enforcement of creditors' rights generally); and (iii) as to such other matters, and otherwise in form and substance, satisfactory to the Administrative Lender.

                  (g) The Administrative Lender shall have received, in form and substance satisfactory to it, (i) certificates from the Secretary of State and other appropriate officials of the state of organization certifying that the Company is a corporation duly organized, validly existing, and in good standing in said state as of the respective dates thereof, and (ii) certificates of appropriate authorities in Texas and Arizona, to the effect that it is in good standing and duly qualified to transact business in such jurisdictions.

                  (h) The Administrative Lender shall have received, in form and substance satisfactory to it, certificates from the Secretary of State and other appropriate officials of the states of organization of each Domestic Subsidiary, certifying that such Domestic Subsidiary is a corporation duly organized, validly existing and in good standing in said state as of the respective date thereof.

                  (i) The Administrative Lender shall have received the fees required pursuant to Section 2.3(b) hereof.

                  (j) Each Lender shall have received its Note, duly executed by the Company, in the amount of such Lender's Commitment.

                  (k) The Administrative Lender shall have received a Subsidiary Guaranty, duly executed by each Domestic Subsidiary of the Company.

                  (l) The Administrative Lender shall have received a Pledge Agreement, duly executed by the Company and each Domestic Subsidiary which has a Material Subsidiary, together with the pledged stock covered thereby and appropriate UCC-1 financing statements and undated blank stock powers related thereto.

                  (m) The Administrative Lender shall have received UCC searches satisfactory to it in appropriate jurisdictions where Collateral is located;

                  (n) The Administrative Lender shall have received a Security Agreement, duly executed by the Company and each Domestic Subsidiary, together with related financing statements, and insurance certificates listing the Administrative Lender as loss payee and additional insured and otherwise in a form required by the Security Agreement;

                  (o) Negotiations shall have begun to refinance all obligations of the Company in respect to that certain Lease Agreement, dated July 6, 1995, as amended, between the Company and First Security Bank of Utah, N.A., not individually, but solely as Owner Trustee under Pet Stores Trust 1995-1, and all documents related thereto, under terms reasonably




                                      31.

acceptable to the Administrative Lender, such refinancing to occur no later than sixty days following the date of this Agreement;

                  (p) The Administrative Lender shall have received an Intercreditor Agreement executed by all parties thereto;

                  (q) The Administrative Lender shall have received a Borrowing Base Certificate executed and completed as provided therein; and

                  (r) All proceedings of the Company and its Subsidiaries taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to the Administrative Lender. The Administrative Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         SECTION 4.2 Conditions Precedent to All Advances. The obligation of each Lender to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance (a) the following statements shall be true (and each request for an Advance under Section 2.2 hereof shall constitute a representation that on the disbursement date they are true):

                            (i) with respect to each Advance (other than a
Refinancing Advance), the representations and warranties contained in Article V hereof are true and correct on such date, as though made on and as of such date, and

                           (ii) With respect to each Advance (other than a
Refinancing Advance), there shall not exist a Default, and with respect to a Refinancing Advance, there shall not exist an Event of Default;

         and (b) the Administrative Lender shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate.

         SECTION 4.3 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Issuing Bank to issue any Letter of Credit shall be subject to the further conditions precedent that (a) the Issuing Bank shall have received, in form and substance satisfactory to it, an application and agreement for such Letter of Credit executed by the Company, on or before 1:00 p.m. (Concord, California time) at least five Business Days prior to the date of issuance, setting forth (among other matters) the purpose of the Letter of Credit; (b) on the date of issuance the following statements shall be true (and the delivery of such application and agreement shall constitute a representation that on the date of issuance such statements are true):

                            (i) The representations and warranties contained in
Article V hereof are true and correct on such date, as though made on and as of such date, and

                           (ii) No event has occurred and is continuing, or
would result from issuance of such Letter of Credit, that does or could constitute a Default or Event of Default;




                                      32.

         and (c) the Issuing Bank shall have received, in form and substance acceptable to it, such other approvals (including internal approvals), documents, certificates, opinions, and information as it may deem necessary or appropriate.

         Notwithstanding the above, the obligation of each Lender to make an Advance pursuant to Section 3.1(d) hereof (or fund its participation in respect of Letters of Credit pursuant to Section 3.1(d) hereof) shall be absolute and unconditional, including, without limitation, (i) the occurrence of any Default or Event of Default, (ii) the failure of the Borrower to satisfy any condition set forth in Section 4.2 hereof, or (iii) any other circumstance, happening or event, except that the conditions precedent set forth in Sections 4.1 and 4.3 hereof with respect to the Letter of Credit for which such Advance is made pursuant to Section 3.1(d) (or participation funded) shall have been satisfied at the time of the issuance of such Letter of Credit.

         4.4. Conditions Precedent to Conversions and Continuations. The obligation of the Lenders to convert any existing Base Rate Advance or any portion thereof into a LIBOR Advance or to continue any existing LIBOR Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Company to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that the following are true and correct:

         SECTION 5.1 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Applicable Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification. Set forth on Schedule 5.1 attached hereto is a complete and accurate listing of each Subsidiary of the Company, showing (a) the jurisdiction of its organization and its mailing address, which is the principal place of business and executive offices of such Subsidiary unless otherwise indicated,
(b) the classes of capital stock, and the numbers of shares authorized and outstanding, and (c) each owner of outstanding shares on the date hereof, indicating the ownership percentage. All outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid, and nonassessable and, to the extent owned by the Company or its Subsidiaries, are owned free and clear of all Liens, including any restrictions on hypothecation or transfer.

         SECTION 5.2 5.2. Due Authorization; Validity. The Boards of Directors of the Company and its Subsidiaries have duly authorized the execution, delivery, and performance of the Loan Papers to be executed by each. No consent of the stockholders of the Company and its Subsidiaries (except any consent already obtained) is required as a prerequisite to the validity





                                      33.

and enforceability of any Loan Papers or any other document contemplated hereby. Each of the Company and its Subsidiaries has full legal right, power, and authority to execute, deliver, and perform under the Loan Papers to be executed and delivered by it. The Loan Papers have been duly executed and delivered by the Company and each Subsidiary and constitute the legal, valid, and binding respective obligations of the Company and its Subsidiaries, enforceable in accordance with their respective terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Applicable Laws or principles of equity affecting the enforcement of creditors' rights generally).

         SECTION 5.3 Conflicting Agreements and Other Matters. The execution and delivery of any Loan Papers, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any Properties of the Company or its Subsidiaries under, or require any consent (other than consents already obtained), approval, or other action by, notice to, or filing with any Tribunal or Person pursuant to, the articles of incorporation or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator, or any agreement, instrument, or Applicable Law to which the Company, any Subsidiary, or any of their Properties is subject.

         SECTION 5.4 Financial Statements. The financial statements of the Company and its Subsidiaries delivered to the Administrative Lender and Lenders fairly present their financial condition and the results of operations as of the dates and for the periods shown, all in accordance with GAAP. The latest of such financial statements reflects all material liabilities, direct and contingent, of the Company and its Subsidiaries that are required to be disclosed in accordance with GAAP. As of the date of the latest of such financial statements, there were no Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount and that are not reflected on such financial statements or otherwise disclosed in writing to the Administrative Lender. Since January 31, 1999, there has been no Material Adverse Change (other than the Pet City Holding Charges). The Company and each of its Subsidiaries is Solvent.
         SECTION 5.5 Litigation. Shown on Schedule 5.5 attached hereto is all Litigation that is pending or, to the best of the Company's knowledge, threatened against the Company or its Subsidiaries on the date hereof, and that involves a claim for damages or reasonably expected potential liability of $1,000,000 or more. There is no pending or, to the best of the Company's knowledge, threatened Litigation against the Company or its Subsidiaries that could constitute a Material Adverse Change.

         SECTION 5.6 Compliance with Applicable Laws Regulating the Incurrence of Indebtedness. No proceeds of any Advance or Letter of Credit will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 12, 13 and 14 of the Securities Exchange Act of 1934, as amended. The Company and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following the Company's intended use of the proceeds of each Advance, not






                                      34.

more than 25% of the value of the assets of the Company, both individually and on a consolidated basis with its Subsidiaries, will be "margin stock" within the meaning of Regulation U. The Company and its Subsidiaries are not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Applicable Law that the incurring of Indebtedness by the Company or its Subsidiaries would violate in any material respect, including without limitation Applicable Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

         SECTION 5.7 Licenses, Title to Properties, and Related Matters. The Company and its Subsidiaries possess all material Licenses and are not in violation thereof in any material respect. The Company and each of its Subsidiaries has full power, authority, and legal right to own and operate its Properties, and to conduct its business, except to the extent that failure to have such power, authority or legal right could not reasonably be expected to result in a Material Adverse Change. The Company and each of its Subsidiaries (other than PETsMART Direct, Inc. and its direct Subsidiaries) has good and indefeasible title (fee or leasehold, as applicable) to its Properties, subject to no Lien of any kind, except as permitted hereunder. None of the Company and its Subsidiaries is in violation of its respective articles of incorporation or bylaws, or any Applicable Law, or agreement or instrument binding on or affecting it or any of its Properties, except to the extent that any such violation could not reasonably be expected to result in a Material Adverse Change. No business or Properties of the Company and its Subsidiaries is affected by any strike, lock-out, or other labor dispute, drought, storm, earthquake, embargo, act of God or public enemy, or other casualty that could constitute a Material Adverse Change.

         SECTION 5.8 Outstanding Indebtedness. The Company and its Subsidiaries have no outstanding Indebtedness, Contingent Liabilities, or Liens, except (a) as shown on Schedule 5.8 attached hereto and (b) Liens on assets of, and Indebtedness and Contingent Liabilities of, PETsMART Direct, Inc. and any of its Subsidiaries.

         SECTION 5.9 Taxes. The Company and its Subsidiaries have filed all federal, state, and other Tax returns (or extensions related thereto) which are required to be filed, and have paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable, except Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and the failure of which to pay could not reasonably be expected to result in a Material Adverse Change. All Tax liabilities of the Company and its Subsidiaries are adequately provided for on their books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified the Company or any of its Subsidiaries of any material deficiency in any Tax return.

         SECTION 5.10 ERISA. Each Plan has satisfied the minimum funding standards under all Applicable Laws applicable thereto, and no Plan has an accumulated funding deficiency thereunder. The Company and its Subsidiaries have not incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan. The Company has not participated in any Prohibited Transaction with respect to any Plan or trust created thereunder, and the consummation of the transactions contemplated hereby will not





                                      35.

involve any Prohibited Transaction. None of the Company, its Subsidiaries, or any ERISA Affiliate has incurred any Withdrawal Liability to any Multiemployer Plan. None of the Company, its Subsidiaries, or any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

         SECTION 5.11 Environmental Laws. Except as set forth on Schedule 5.11 hereto, the real Properties (whether leased or owned) of the Company or any of its Subsidiaries, and the operations conducted thereon by any of them or, to the best of the Company's knowledge, any current or prior owner or operator thereof,
(a) do not violate and have not violated any applicable Environmental Law, the violation of which would constitute a Material Adverse Change or result in penalties, fines, or damages in an aggregate amount of $100,000 or more, and (b) are not subject to any pending or threatened investigation or proceeding by any Tribunal or to any remedial obligations under any Environmental Law. All Licenses have been obtained or filed that are required under any Environmental Law in connection with the use of such Property and assets (including without limitation past or present treatment, storage, disposal, or release of any Hazardous Materials into the environment), except where the failure to obtain any such License would not constitute a Material Adverse Change. No Hazardous Materials are generated or produced at or in connection with the Properties and operations of the Company and its Subsidiaries, except in compliance with Environmental Laws. The Company and its Subsidiaries have no material potential liability with respect to any release of any Hazardous Materials into the environment. The use which the Company and its Subsidiaries make or intend to make of the real Property (whether leased or owned) on which any of their operations is conducted will not result in the unlawful or unauthorized disposal or other release of any Hazardous Materials, except in compliance with applicable Environmental Laws.

         SECTION 5.12 Disclosure. None of the Company and its Subsidiaries has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, to the Administrative Lender, any Lender, or the Issuing Bank during the course of application for and negotiation of any Loan Papers or otherwise in connection with any Advances or Letters of Credit. There is no fact known to the Company that materially adversely affects any of the Company's and its Subsidiaries' Properties or businesses, or that would constitute a Material Adverse Change, and that has not been set forth in the Loan Papers or in other documents furnished to the Administrative Lender, Lenders, and Issuing Bank.

         SECTION 5.13 Year 2000. The Company has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (and has made appropriate inquiry regarding those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed and implemented a plan for addressing the Year 2000 Problem on a timely basis, and (iii) to date, operated in accordance with such plan. The Company reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations on January 1, 2000 have and will continue to be able to perform properly date-sensitive functions for all dates before and after January 1,





                                      36.

2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to cause a Material Adverse Change.

         SECTION 5.14 Labor Relations. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement or similar agreement, and the Company and each Subsidiary is in compliance in all respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees, except to the extent that the failure to so comply could not reasonably be expected to cause a Material Adverse Change. There are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Company or any of its Subsidiaries or for which the Company or any such Subsidiary may be responsible other than in the ordinary course of business or such arrears which could not reasonably be expected to cause a Material Adverse Change. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any of its Subsidiaries, the result of which could reasonably be expected to cause a Material Adverse Change.

         SECTION 5.15 Common Enterprise. The Company and its Subsidiaries are engaged in the Related Business. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Company and various of its Subsidiaries, as required for the continued successful operation of the Company and its Subsidiaries as a whole. The Company and its Subsidiaries expect to derive benefit (and the boards of directors of the Company and its Subsidiaries have determined that the Company and its Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by the Lenders hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Company and its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

         SECTION 5.16 Survival of Representations and Warranties. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance (and any continuation or conversion of an Advance) and the date of issuance or extension of each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance or permitted by the terms of this Agreement, or (c) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance or the issuance or extension of any Letter of Credit under this Agreement.

                                    ARTICLE 6

                                    COVENANTS

         So long as the Commitment, any Advance, or any Letter of Credit is outstanding, or the Company owes any other amount hereunder:




                                      37.

         SECTION 6.1 Financial Covenants. The Company and its Subsidiaries shall comply with the following covenants, calculated on a consolidated basis:

                  (a) Net Worth. Net Worth shall at no time be less than an amount equal to the sum of (i) $280,000,000, plus (ii) 50% of cumulative Net Income for the period from, but not including, January 30, 2000, through the date of calculation (without deduction for any fiscal quarter in which Net Income is a negative number), plus (iii) 75% of any Net Cash Proceeds from the issuance or sale of any capital stock received after January 30, 2000.

                  (b) Fixed Charges Coverage Ratio. The Fixed Charges Coverage Ratio shall not be less than 1.25 to 1 at the end of any fiscal quarter of the Company.

                  (c) Total Debt to Capitalization. The ratio of Total Debt to Capitalization shall at no time be greater than .50 to 1.

                  (d) Capital Expenditures. Capital Expenditures (excluding any Capital Expenditures in respect of any (i) Capital Leases and (ii) Acquisitions, permitted pursuant to Section 6.8 hereof) paid or incurred during any fiscal year of the Company shall not exceed $85,000,000.

                  (e) Debt Ratio. The Debt Ratio shall not be more than 6.00 to 1 at the end of any fiscal quarter of the Company ending during the term hereof.

         SECTION 6.2 Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Indebtedness, except (a) Indebtedness under the Loan Papers, (b) Indebtedness shown on Schedule 5.8 attached hereto, (c) trade payables incurred and paid in the ordinary course of business, (d) Capital Lease obligations, (e) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business, (f) Subordinated Debt owing by the Company to any of its Subsidiaries, (g) Indebtedness owing by any of the Company's Subsidiaries to the Company or any of the Company's Domestic Subsidiaries to the extent the Investment giving rise to such Indebtedness is permitted by Section 6.7 hereof,
(h) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (i) other Indebtedness not to exceed, together with the Investments permitted under Sections 6.7(d) and 6.7(e), $40,000,000 in aggregate principal amount, (j) Indebtedness of Foreign Subsidiaries not in excess of $25,000,000 in the aggregate, (k) Indebtedness in respect of the Convertible Subordinated Notes, and (l) subordinated Indebtedness issued at all times under terms acceptable to Majority Lenders, provided that (i) no Default or Event of Default exists immediately prior to or after incurring such Indebtedness, and (ii) the Company is in compliance with all covenants under this Agreement on an actual and a pro forma basis.

         SECTION 6.3 Liens. The Company shall not, and shall not permit any of its Domestic Subsidiaries which are Material Subsidiaries to, create or suffer to exist any Lien upon any of their Properties, except (a) Liens shown on
Schedule 5.8 attached hereto, (b) Liens securing Indebtedness permitted under
(i) Section 6.2(d) hereof, encumbering only the assets purchased or financed with such Indebtedness and (ii) Section 6.2(i) hereof, provided that the value of the


                                      38.

collateral secured by such Liens does not exceed the aggregate principal amount of such Indebtedness, and (c) Tax, mechanics', materialmen's, and landlord Liens relating to amounts that are not yet due and payable, or that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established. It is specifically acknowledged and agreed that the Company shall not, and shall not permit its Subsidiaries to, hereafter agree with any Person (other than the Lenders) not to grant a Lien on any of their assets or not to pledge any of their capital stock. The Company shall not, and shall not permit any Subsidiary to, enter into, or be subject to, a Negative Pledge (other than a Negative Pledge in favor of (a) Arizona Funding Corporation, (b) Winthrop Resources pursuant to the Company's guaranty of the obligations of Medical Management International, Inc. under an equipment financing lease, and (c) First Security Bank, N.A., as Owner Trustee under the Pet Stores Trust 1995-1, the Pet Stores Trust 1996-1, the Pet Stores Trust 1997-1, and 2000-1 PETM Construction Trust).

         SECTION 6.4 Licenses and Material Agreements. The Company shall, and shall cause its Subsidiaries to, obtain and comply in all material respects with all Licenses. The Company shall, and shall cause all its Subsidiaries to, maintain and comply in all material respects with all agreements necessary or appropriate for any of them to own, maintain, or operate any of their businesses or Properties, except to the extent that the failure to so maintain or comply could not reasonably be expected to result in a Material Adverse Change.

         SECTION 6.5 Liquidation, Dispositions of Assets, Merger, Consolidation. The Company shall not, and shall not permit any of its Subsidiaries to, at any time:

                  (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, assign, or otherwise dispose of all or any part of its assets, properties or business, except (i) immaterial sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets, (ii) sale-leaseback transactions in which the consideration received is at least equal to the fair market value of the asset sold, and (iii) other dispositions of assets, including capital stock, of the Company or any Subsidiary, provided that, with respect to dispositions contemplated in Section 6.5(a)(iii) hereof (A) the aggregate value of the assets disposed of from January 30, 2000, through the date of any such disposition, including the value of assets to be disposed of by such disposition, shall not exceed, as of the date of such disposition, 10% of the consolidated value of the assets of the Company and the Subsidiaries calculated as the greater of book value and fair market value of such consolidated assets, (B) the disposition of such assets does not result in the release or disposition of collateral or guaranties securing the Company's obligations hereunder, and (C) 100% of the Net Cash Proceeds of such disposition are applied to the prepayment of outstanding Advances, if any, as provided in
Section 2.5(b) hereof. Notwithstanding the foregoing, a wholly-owned Subsidiary of the Company may be dissolved or liquidated, so long as such Subsidiary owns no assets and conducts no business; or

                  (b) enter into any merger or consolidation, except that (i) any of the Company's Subsidiaries may merge with the Company provided that the Company is the continuing or surviving entity, (ii) any of the Company's Domestic Subsidiaries may merge with another of the Company's Domestic Subsidiaries, (iii) any of the Company's Foreign Subsidiaries may merge with any of the Company's Domestic Subsidiaries provided that the Domestic Subsidiary is the continuing or surviving entity, (iv) any of the Company's Foreign


                                      39.

Subsidiaries may merge with any of the Company's other Foreign Subsidiaries, provided that the surviving entity is a direct Foreign Subsidiary of the Company or of a Domestic Subsidiary, and (v) the Company or any of its Subsidiaries may enter into any merger or consolidation constituting an Acquisition permitted under Section 6.8 hereof.

         SECTION 6.6 Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments, except (a) the declaration and payment of a Dividend by a wholly owned Subsidiary of the Company to the Company or any of its Domestic Subsidiaries and (b) the purchase, redemption, or other acquisition or retirement for value of shares of capital stock of the Company and the purchase, redemption or prepayment of the Convertible Subordinated Notes not to exceed $25,000,000 in an aggregate principal amount during any fiscal year, plus an amount of the Net Cash Proceeds remaining from a public offering of the capital stock of PETsMART.com, if any, after the initial Net Cash Proceeds thereof have been applied as provided in
Section 2.5(b) hereof and there are no Advances outstanding; provided, however, the Company shall not make any Restricted Payments permitted by this Section 6.6 unless there shall exist no Default or Event of Default at the proposed time for making, or after giving effect to, any such proposed Restricted Payment.

         SECTION 6.7 Investments. The Company shall not, and shall not permit any of its Subsidiaries to, make any Investments except for: (a) Investments shown on Schedule 6.7 hereto, (b) Investments in Cash Equivalents, (c) Investments pursuant to the Investment Policy, (d) provided no Default or Event of Default exists immediately prior to or after giving effect to any such Investment, working capital advances to veterinarians who are tenants of Properties owned by or leased by the Company which amounts do not exceed, together with Indebtedness permitted under Section 6.2(i) and Investments permitted under Section 6.7(e), $40,000,000 in aggregate amount, (e) provided no Default or Event of Default exists immediately prior to or after giving effect to any such Investment, loans to, or guarantees of obligations of, officers of the Company to exercise incentive stock options of the Company, to purchase capital stock of the Company and to pay alternative minimum tax obligations of such officers not to exceed, together with Indebtedness permitted under Section 6.2(i) and Investments permitted under Section 6.7(d), $40,000,000 in aggregate amount, (f) provided no Default or Event of Default exists immediately prior to or after giving effect to any such Investment, Investments in one or more Domestic Subsidiaries (i) that are subject to the provisions hereof, (ii) that concurrently with the initial Investment, execute a Subsidiary Guaranty and a Security Agreement and deliver corporate resolutions, articles of incorporation, bylaws, and a certificate of incumbency, each in form and substance satisfactory to the Administrative Lender, and (iii) to the extent such Investment is a loan or advance, the obligation to repay such loan or advance is recorded on the books and records of such Subsidiary, (g) provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Investment, Investment in Foreign Subsidiaries which have, concurrently with such Investment, executed a Subsidiary Guaranty and delivered to the Administrative Lender corporate resolutions, articles of incorporation, bylaws, certificate of incumbency and an attorney's opnion, each in form and substance satisfactory to the Administrative Lender, (h) Investments in stock of the Company, whether through stock repurchases, or otherwise, not to exceed the amount permitted pursuant to Section 6.6 hereof, provided, however, that no such investment may be made unless the Company is in compliance with Section 6.1(b) hereof after taking into account such capital stock repurchases by including the aggregate amount of such capital stock repurchases in the


                                      40.

denominator of the calculation of the Fixed Charges Coverage Ratio, (i) Investments in PETsMART.com and other Affiliates of the Company and its Subsidiaries (other than Foreign Subsidiaries) not to exceed (x) $15,000,000 in aggregate amount in the Company's fiscal year 2000 and (y) $10,000,000 in any fiscal year thereafter, and (j) notwithstanding anything else in this Section
6.7 to the contrary, Investments in PETsMART Direct, Inc. not to exceed $25,000,000 in aggregate amount.

         SECTION 6.8 Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, make, in one or more transactions:

                  (a) any Acquisition of Domestic Subsidiaries unless (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Acquisition, (ii) the sum of (A) the aggregate Acquisition Consideration (other than capital stock of the Company) (including, without limitation, costs associated with Pooling Acquisitions) for such Acquisitions, plus (B) the Capital Expenditures paid or incurred in connection with such Acquisitions, shall not exceed in aggregate amount during each fiscal year, 15% of Tangible Net Worth of the Company immediately prior to any such Acquisition, and (iii) such Domestic Subsidiary (other than Acquisition Subsidiaries), concurrently with its being acquired, executes a Security Agreement and a Subsidiary Guaranty, causes the Administrative Lender to be granted a first and prior security interest in 100% of the capital stock of such Domestic Subsidiary (if it will be a Material Subsidiary) pursuant to a Pledge Agreement and delivers to the Administrative Lender corporate resolutions, articles of incorporation, bylaws, and a certificate of incumbency, each in form and substance satisfactory to the Administrative Lender; and

                  (b) any Acquisitions of Foreign Subsidiaries (i) which do not concurrently with such Acquisition execute a Subsidiary Guaranty provided that
(A) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Acquisition, (B) the aggregate Acquisition Consideration (other than capital stock of the Company) for such Acquisitions shall not exceed $18,500,000 in aggregate amount during the term hereof, and (C) concurrently with such Acquisition, the Company causes the Administrative Lender to be granted a first and prior security interest in 65% of the capital stock of such Foreign Subsidiary (unless such Foreign Subsidiary is not a Material Subsidiary) pursuant to a Pledge Agreement, or (ii) which concurrently therewith execute a Subsidiary Guaranty provided that (A) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Acquisition, and (B) concurrently with such Acquisition, the Company delivers to the Administrative Lender corporate resolutions, articles of incorporation, bylaws, a certificate of incumbency, and an attorney's opinion, each in form and substance satisfactory to the Administrative Lender.

         SECTION 6.9 Business. The Company shall not, and shall not permit any of its Subsidiaries to, change the nature of its business as now conducted unless, as changed, such business would constitute a Related Business. The Company and each of its Subsidiaries shall not conduct any business except a Related Business.

         SECTION 6.10 Compliance with Applicable Laws. The Company shall, and shall cause its Subsidiaries to, comply in all material respects with all Applicable Laws, including without limitation compliance with ERISA and payment of all Taxes before they become delinquent,


                                      41.

unless contested in good faith by appropriate proceedings and for which there shall have been established adequate reserves therefor and the failure of which to comply with could not reasonably be expected to result in a Material Adverse Change.

         SECTION 6.11 Insurance. The Company shall, and shall cause its Subsidiaries to, (a) keep its insurable Properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability and workers compensation insurance (except that the Company shall not be required to maintain workers compensation in the State of Texas where it is permitted to be a non-subscriber), in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to the Administrative Lender, and (c) maintain such other insurance as may be required by Applicable Law or requested by the Administrative Lender. The Company shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to the Administrative Lender, upon demand, evidence of the maintenance of such insurance.

         SECTION 6.12 Inspection Rights. The Company shall, and shall cause its Subsidiaries to, permit the Administrative Lender or any Lender, upon reasonable notice and during normal business hours, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their Properties and to discuss their affairs, finances, and accounts with any of their directors, officers, or accountants, all as the Administrative Lender may reasonably request. The Borrower shall pay the reasonable out-of-pocket expenses related to such examinations and reviews performed (a) by the Administrative Lender (or any agent on its behalf, including in respect of any Collateral audit) no more than twice per calendar year prior to any Event of Default, and
(b) by the Administrative Lender or any Lender (or any agent on their behalf, in respect of any Collateral audit) at any time after the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary above, following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Lender or any Lender without any requirement for reasonable notice.

         SECTION 6.13 Records and Books of Account; Changes in GAAP. The Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account in conformity with GAAP. The Company and its Subsidiaries shall not change their fiscal year, nor change their method of financial accounting except in accordance with GAAP. In connection with any such change in GAAP after the date hereof, the Company and Lenders shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 6.1 hereof, reflecting such change.

         SECTION 6.14 Reporting Requirements. The Company shall furnish to each Lender and the Administrative Lender:

                  (a) As soon as available and in any event within 45 days after the end of each of the Company's fiscal quarters which is not the last fiscal quarter in a fiscal year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter, and consolidated and consolidating statements of income, and a consolidated statement


                                      42.

of changes in cash flow of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, results for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an officer of the Company acceptable to the Administrative Lender as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of the Company and its Subsidiaries;

                  (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income and changes in cash flow of the Company and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that said financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that said financial statements present fairly the financial condition and results of operations of the Company and its Subsidiaries;

                  (c) Promptly upon receipt thereof, copies of all material reports or letters submitted to the Company or any of its Subsidiaries by the Auditor or any other accountants in connection with any annual, interim, or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

                  (d) Together with each set of financial statements delivered pursuant to subsections (a) and (b) above, a Quarterly Compliance Certificate;

                  (e) As soon as available and in any event prior to the beginning of each fiscal year of the Company, the annual operating budget and cash flow statement of the Company and its Subsidiaries for such year;

                  (f) As soon as possible and in any event within five days after knowledge by a corporate officer of the Company of the occurrence of any Default or Event of Default, a notice from an officer of the Company acceptable to the Administrative Lender, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto;

                  (g) As soon possible and in any event within five days after knowledge thereof by a corporate officer of the Company, notice of any Litigation pending or threatened against the Company or any of its Subsidiaries which, if determined adversely, would be reasonably likely to result in judgment, penalties, or damages of $1,000,000 in excess of any applicable insurance coverage, together with a statement of an officer of the Company acceptable to the Administrative Lender, describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

                  (h) Promptly following notice or knowledge thereof by a corporate officer of the Company, notice of any actual or threatened loss or termination of any material License of the Company or any of its Subsidiaries, together with a statement of an officer of the Company


                                      43.

acceptable to the Administrative Lender, describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

                  (i) Promptly after filing or receipt thereof by a corporate officer of the Company, copies of all reports and notices that the Company or any of its Subsidiaries (i) files or receives in respect of any Plan with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor, or (ii) furnishes to or receives from any holders of any Indebtedness or Contingent Liability, if in the case of clauses (i) and (ii), any information or dispute referred to therein could result in a Default or an Event of Default;

                  (j) Within 30 days after renewal or issuance of any hazard, public liability, or other insurance policy maintained by the Company, a summary of such policy in form and substance satisfactory to the Administrative Lender;

                  (k) As soon as possible and in any event within five days after knowledge thereof by a corporate officer of the Company, notice of any act, event or circumstance which is reasonably likely to cause or result in a Material Adverse Change, together with a statement of an officer of the Company acceptable to the Administrative Lender, describing the circumstances surrounding the same, and the action being taken or proposed to be taken with respect thereto;

                  (l) As soon as available and in any event within 15 days after the end of each of the Company's fiscal months, a Borrowing Base Certificate executed and completed as provided therein; and

                  (m) Promptly upon written request, such other information concerning the condition or operations of any of the Company, its Subsidiaries, and its Affiliates, financial or otherwise, as the Administrative Lender, any Lender, or the Issuing Bank may from time to time reasonably request.

         SECTION 6.15 Use of Proceeds. The Company shall use the proceeds of Advances for (a) refinancing the Indebtedness under the Prior Credit Agreement,
(b) working capital needs and other general corporate purposes, (c) to repay draws under Letters of Credit, and (d) to repay certain expenses and costs incurred in connection with Acquisitions.

         SECTION 6.16 Transactions with Affiliates. Except as permitted herein, the Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with any Affiliate, except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate.

         SECTION 6.17 Environmental Law Compliance. The use which the Company or any Subsidiary intends to make of any real property owned by it will not result in the disposal or other release of any Hazardous Substance or solid waste on or to such real property in any manner or quantities which would be deemed a violation of the any Environmental Laws. As used herein, the term "release" as used in this Section shall have the meaning specified in CERCLA (as defined in the definition of Hazardous Substances), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Hazardous Substances); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent


                                      44.

to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Company, any Subsidiary or any of their properties establishes a meaning for "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The Company agrees to indemnify and hold the Administrative Lender and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Company or any Subsidiary to perform any obligation hereunder regarding asbestos or Environmental Laws, (b) any violation on or before the Release Date of any Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real property or release from such real property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real property, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence, or whether the act, omission, event or circumstance is caused by or relates to the negligence of any indemnified Person; provided that, the Company shall not be under any obligation to indemnify the Administrative Lender or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

         SECTION 6.18 Indirect Foreign Subsidiaries. Notwithstanding the foregoing Sections 6.7 and 6.8, in no event shall the aggregate Investments (including Acquisition Consideration) in (a) any single Foreign Subsidiary of a Foreign Subsidiary exceed $200,000 or (b) all Foreign Subsidiaries of Foreign Subsidiaries exceed $1,000,000.

         SECTION 6.19 Year 2000. The Company will promptly notify the Administrative Lender in the event the Company discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations is not Year 2000 compliant, except to the extent that such failure could not reasonably be expected to cause a Material Adverse Change.

         SECTION 6.20 Further Assurances. At any time or from time to time upon reasonable request by the Administrative Lender, the Company shall and shall cause the Company's Subsidiaries to execute and deliver such further documents and do such other acts and things as the Administrative Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligation in accordance with the terms of this Agreement and the other Loan Documents (including, but not limited to, any action required to properly perfect a first priority Lien in 100% of the equity interests of any Material Subsidiary which is a Domestic Subsidiary and 65% of the equity interests of any Foreign Subsidiary which is a Material Subsidiary of the Company or any Domestic Subsidiary or in the inventory of the Company or any Domestic Subsidiary).


                                      45.

         SECTION 6.21 Material Subsidiaries. The Company shall not permit the aggregate gross revenues, consolidated assets or EBITDA of Subsidiaries which are not Material Subsidiaries as of the end of any fiscal quarter to exceed 10% of the gross revenues, consolidated assets or EBITDA of the Company and its Subsidiaries for such period of calculation, without, within 30 days after the end of such fiscal quarter, executing (or causing any applicable Subsidiary to execute) a Pledge Agreement pledging 100% (or 65% in the case of any Foreign Subsidiaries) of its interest in such number of Subsidiaries as are necessary to reduce the aggregate gross revenues, consolidated assets or EBITDA of such remaining unpledged Subsidiaries to 10% or less of the gross revenues, consolidated assets or EBITDA of the Company and its Subsidiaries for such period of calculation.

         SECTION 6.22 Landlord's Waivers. The Company shall, and shall cause each of its Subsidiaries to, use its good faith best efforts to obtain Landlord's Waivers from all landlords of real property on which Collateral is located.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

         SECTION 7.1 Events of Default. Any one or more of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Applicable Law, or otherwise:

                  (a) The Company shall fail to pay any principal, interest, fees, or other amounts payable under any Loan Papers when due;

                  (b) Any representation or warranty made or deemed made by the Company or any of its Subsidiaries (or any of their officers or representatives) under or in connection with any Loan Papers shall prove to have been incorrect or misleading in any material respect when made or deemed made;

                  (c) The Company shall fail to perform or observe any term or covenant contained in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.9, 6.15,
6.16 or 6.18 hereof;

                  (d) The Company or any of its Subsidiaries shall fail to perform or observe any other term or covenant contained in any Loan Papers, other than those described in subsections (a) and (c) above, and such failure shall not be remedied within 30 Business Days following the earlier of knowledge thereof by an officer of the Company or Subsidiary, or of written notice by the Administrative Lender to the Company;

                  (e) Any Loan Papers or material provision thereof shall, for any reason, not be valid and binding on the Company or any of its Subsidiaries signatory thereto, or not be in full force and effect, or shall be declared to be null and void; the validity or enforceability of any Loan Papers shall be contested by the Company or any Subsidiary; the Company or any Subsidiary shall deny that it has any or further liability or obligation under its respective Loan Papers; or any default or breach under any provision of any Loan Papers shall continue after the applicable grace period, if any, specified in such Loan Paper;


                                      46.

                  (f) Any of the following shall occur: (i) the Company or any of its Subsidiaries shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) the Company or any of its Subsidiaries shall petition or apply to any Tribunal for the appointment of a trustee, receiver, or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, conservatorship, moratorium, dissolution, liquidation, or other debtor relief Laws of any jurisdiction, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Company or any of its Subsidiaries and the same is not dismissed or otherwise discharged within 60 days, or an order, judgment or decree shall be entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment, or decree shall be entered in any proceedings against the Company or any of its Subsidiaries decreeing its dissolution; or (v) any final order, judgment, or decree shall be entered in any proceedings against the Company or any of its Subsidiaries decreeing its split-up which requires the divestiture of a substantial part of its assets;

                  (g) The Company or any of its Subsidiaries shall fail to pay any Indebtedness or Contingent Liability of $1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Contingent Liability; the Company or any of its Subsidiaries shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Indebtedness or Contingent Liability (or an event or condition shall occur with respect to such Indebtedness or Contingent Liability), and such failure (or event or condition) shall continue after the applicable grace period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity or redemption, prepayment or purchase of such Indebtedness or Contingent Liability; or any such Indebtedness or Contingent Liability shall be declared to be due and payable, or required to be redeemed, prepaid or purchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (h) The Company or any of its Subsidiaries shall have any final judgment(s) outstanding against any of them for the payment of $1,000,000 or more, and such judgment(s) shall remain unstayed, in effect, and unpaid for more than 30 days;

                  (i) Any License of the Company or any of its Subsidiaries shall lapse, terminate, or be suspended;

                  (j) Any ERISA Event shall have occurred with respect to a Plan, and the sum of the Insufficiency of such Plan and liabilities relating thereto, added to the Insufficiency of and liabilities relating to all other Plans with respect to which an ERISA Event has occurred, is equal to or greater than $1,000,000; or the Company, any of its Subsidiaries, or any ERISA Affiliate shall have committed a failure described in Section 302(f)(l) of ERISA, and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $50,000;

                  (k) The Company, any of its Subsidiaries, or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that
(i) it has incurred Withdrawal Liability


                                      47.

to such Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities, exceeds $100,000 or requires payments exceeding $100,000 per annum, or (ii) such Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result thereof the aggregate annual contributions to all Multiemployer Plans in reorganization or being terminated is increased over the amounts contributed to such Plans for the preceding Plan year by an amount exceeding $100,000;

                  (l) The Company or any of its Subsidiaries shall be required under any Environmental Law (i) to implement any remedial, neutralization, or stabilization process or program, the cost of which would constitute a Material Adverse Change, or (ii) to pay any penalty, fine, or damages in an aggregate amount of $1,000,000 or more;

                  (m) Any Property (whether leased or owned) of the Company or any of its Subsidiaries, or the operations conducted thereon by any of them or any current or prior owner or operator thereof (in the case of real Property), shall violate or have violated any applicable Environmental Law, if such violation would constitute a Material Adverse Change; or the Company or any of its Subsidiaries shall not obtain or maintain any License required to be obtained or filed under any Environmental Law in connection with the use of such Property and assets, including without limitation past or present treatment, storage, disposal, or release of Hazardous Materials into the environment, if the failure to obtain or maintain the same would constitute a Material Adverse Change;

                  (n) A Change of Control shall have occurred;

                  (o) An event of default shall occur under that certain Lease Agreement (Tax Retention Operating Lease), dated as of September 5, 1996, between First Security Bank, National Association, not individually, but solely as Owner Trustee under the Pet Stores Trust 1996-1, as Lessor, and the Company, as Lessee;

                  (p) An event of default shall occur under that certain Lease Agreement (Tax Retention Operating Lease), dated as of April 18, 1997, between First Security Bank, National Association, not individually, but solely as Owner Trustee under the Pet Stores Trust 1997-1, as Lessor, and the Company, as Lessee;

                  (q) An event of default shall occur under that certain Amended and Restated Lease, dated as of April 18, 1997, between Arizona Funding Corporation, as Landlord, and the Company, as Tenant;

                  (r) An event of default shall occur under that certain Lease Agreement, dated as of April 13, 2000 between First Security Bank, National Association, not individually, but solely as Owner Trustee under the PETM Construction Trust 2000-1, as Lessor, and the Company, as Lessee; or

                  (s) All obligations of the Company in respect to that certain Lease Agreement, dated July 6, 1995, as amended, between the Company and First Security Bank of Utah, N.A., not individually, but solely as Owner Trustee under Pet Stores Trust 1995-1, and all


                                      48.

documents related thereto, shall not have been refinanced under terms reasonably acceptable to the Administrative Lender by June 12, 2000.

         SECTION 7.2 Remedies upon Default. If an Event of Default shall have occurred and be continuing:

                  (a) With the exception of an Event of Default specified in
Section 7.1(f) hereof, the Administrative Lender may at its election, and shall upon the request of the Majority Lenders, declare the entire unpaid balance of all Advances immediately due and payable and terminate the Commitment, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 7.1 hereof), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by Applicable Law);

                  (b) Upon the occurrence of an Event of Default described in
Section 7.1(f) hereof, the aggregate unpaid principal balance of and accrued interest on all Advances shall automatically thereupon become due and payable concurrently therewith and the Commitment shall automatically terminate, all without any action by the Administrative Lender or any Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived;

                  (c) The Administrative Lender may, and shall upon the request of the Majority Lenders, demand payment of an amount equal to the maximum amount available to be drawn under all Letters of Credit; demand presentation of draws on the Letters of Credit by the beneficiaries thereof, to the extent permitted thereunder; require the Company to deposit with the Administrative Lender cash or Cash Equivalents in an amount equal to the maximum amount available to be drawn under all Letters of Credit; and/or retain, as collateral for the reimbursement obligations of the Company with respect thereto, any amounts received upon foreclosure, or in lieu of foreclosure, through offset, as proceeds of any collateral or otherwise; and

                  (d) The Administrative Lender and the Lenders may exercise any Rights afforded them under any Loan Papers, by Applicable Law, including but not limited to the UCC, at equity, or otherwise.

         SECTION 7.3 Cumulative Rights. All Rights available to the Administrative Lender, Lenders, and Issuing Bank under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Applicable Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not the Administrative Lender, any Lender, or the Issuing Bank shall have instituted any suit for collection or other action in connection with the Loan Papers.

         SECTION 7.4 Waivers. The acceptance by the Administrative Lender, any Lender, or the Issuing Bank at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Administrative Lender, any Lender, or the Issuing Bank of any Event of


                                       49.

Default shall be deemed to be a waiver of any Event of Default other than such Event of Default. No delay or omission by the Administrative Lender, any Lender, or the Issuing Bank in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         SECTION 7.5 Expenditures. The Company agrees to reimburse the Administrative Lender, Lenders, and Issuing Bank for any sums spent by any of them in connection with the exercise of any Right provided herein. Such sums shall bear interest at the (i) lesser of the Base Rate in effect from time to time, plus 2.0% or (ii) the Highest Lawful Rate, from the date spent until the date of repayment by the Company.

         SECTION 7.6 Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Administrative Lender, Lenders, or Issuing Bank any Rights to exercise control over the affairs and/or management of the Company or any of its Subsidiaries, the power of the Administrative Lender, Lenders, and Issuing Bank being limited to the Rights to exercise the remedies provided in this Article; provided, however, that if the Administrative Lender, any Lender, or the Issuing Bank becomes the owner of any stock or other equity interest in any Person, whether through foreclosure or otherwise, it shall be entitled to exercise such legal Rights as it may have by being an owner of such stock or other equity interest in such Person.

                                    ARTICLE 8

                            THE ADMINISTRATIVE LENDER

         SECTION 8.1 Authorization and Action. Each of the Lenders and Issuing Bank hereby appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Lender by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Papers (including without limitation enforcement or collection of the Notes), the Administrative Lender shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders (or all Lenders, if required under Section
9.1 hereof), and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Lender shall not be required to take any action which exposes the Administrative Lender to personal liability or which is contrary to any Loan Papers or Applicable Law. The Administrative Lender agrees to give to each Lender prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement, and to distribute promptly to each applicable Lender in like funds all amounts delivered to the Administrative Lender by the Company for the ratable or individual account of any Lender. The Administrative Lender shall have no trustee or other fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Paper. The duties of the Administrative Lender under this Agreement and the other Loan Papers are mechanical and administrative in nature.


                                      50.

         SECTION 8.2 Administrative Lender's Reliance, Etc. Neither the Administrative Lender, nor any of its directors, officers, agents, employees, or representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Papers, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Lender (a) may treat the payee of any Note as the holder thereof until the Administrative Lender receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Lender; (b) may consult with legal counsel (including counsel for the Company or any of its Subsidiaries), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Papers; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Loan Papers on the part of the Company or its Subsidiaries or to inspect the Property (including the books and records) of the Company or its Subsidiaries;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Papers, or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Papers by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, cable, telex, or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.3 Bank of America, N.A. and Affiliates. With respect to its Commitment, its Advances, and any Loan Papers, Bank of America, N.A. shall have the same Rights under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Lender. Bank of America, N.A., and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any Affiliate thereof, and any Person who may do business therewith, all as if Bank of America, N.A. were not the Administrative Lender and without any duty to account therefor to any Lender.

         SECTION 8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender, and based on the financial statements referred to in Sections 5.4 and 6.14 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         SECTION 8.5 INDEMNIFICATION BY LENDERS. LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE LENDER, PRO RATA ACCORDING TO THEIR SPECIFIED PERCENTAGES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE


                                      51.

ADMINISTRATIVE LENDER IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE LENDER THEREUNDER, INCLUDING ANY MERE OR ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE LENDER; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, LENDERS AGREE TO REIMBURSE THE ADMINISTRATIVE LENDER, PRO RATA ACCORDING TO THEIR SPECIFIED PERCENTAGES, PROMPTLY UPON DEMAND FOR ANY OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATION, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN PAPERS.

         SECTION 8.6 Successor Administrative Lender. The Administrative Lender may resign at any time by giving written notice thereof to the Lenders and Company, and may be removed at any time with or without cause by the action of all Lenders (other than the Administrative Lender, if it is a Lender), or by the Company upon thirty (30) days prior written notice from the Company to the Administrative Lender if, at any time, the Administrative Lender's Specified Percentage is less than eight percent (8.0%); provided, however, that if a successor Administrative Lender is appointed without the consent of the Majority Lenders pursuant to the third sentence of this Section, such successor Administrative Lender may be removed by the Majority Lenders and Company. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Lender, with the consent of the Company so long as no Event of Default has occurred and is continuing (which shall not be unreasonably withheld). If no successor Administrative Lender shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Lender's giving of notice of resignation or the Lenders' removal of the retiring Administrative Lender, then the retiring Administrative Lender may, on behalf of the Lenders, appoint a successor Administrative Lender, which shall be a commercial bank organized under the Applicable Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as the Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall thereupon succeed to and become vested with all the Rights and duties of the retiring Administrative Lender, and the retiring Administrative Lender shall be discharged from its duties and obligations under the Loan Papers. Notwithstanding any Administrative Lender's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Lender under this Agreement.

         SECTION 8.7 Notice of Default. The Administrative Lender shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Lender has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice


                                      52.

of default." In the event that the Administrative Lender receives any such notice, the Administrative Lender shall promptly give notice thereof to the Lenders.

         SECTION 8.8 Documentation Agent. No Lender identified on the cover page or the signature pages of this Agreement as "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 9

                            CHANGES IN CIRCUMSTANCES

         SECTION 9.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that
(i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Company, whereupon until such Lender notifies the Company that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

         SECTION 9.2 Illegality. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Company and the Administrative Lender. Before giving any notice to the Company pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article II hereof, the Company shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either
(a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or
(b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender, notwithstanding anything contained in Article II hereof, the Company shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment, and such Base Rate Advance shall be payable on the same date or dates as the affected LIBOR Advances of such Lender would have otherwise been due and payable but for this Section 9.2.


                                      53.

         SECTION 9.3 Increased Costs.

                  (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

                      (i) shall subject a Lender (or its LIBOR Lending Office) to any tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

                      (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

         and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Company agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 10.9 hereof. The affected Lender will as soon as practicable notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

                 (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Company may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Company in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Company shall


                                      54.

borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment, and such Base Rate Advance shall be payable on the same date or dates as the LIBOR Advances of such Lender would have otherwise been due and payable but for this Section 9.3.

         SECTION 9.4 Base Rate Advances Rather than LIBOR Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Company that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances, which shall be payable on the same date or dates as the LIBOR Advances made by the other Lenders.

                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by the Company or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Lender with the consent of the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders, (a) increase the Commitment (except as expressly permitted by Section 2.12 hereof), (b) reduce any principal, interest, fees, or other amounts payable hereunder, or waive any Event of Default under Section 7.1(a) hereof, (c) postpone any date fixed for any payment of principal, interest, fees, or other amounts payable hereunder, (d) release any collateral or guaranties securing the Company's obligations hereunder, other than releases contemplated by the Loan Papers, (e) change the meaning of Specified Percentage (except in accordance with Section
2.12 hereof), the meaning of Borrowing Base or any of the terms used in such definition, or the number of Lenders required to take any action hereunder, or
(f) amend this Section 10.1. No amendment, waiver, or consent shall affect the Rights or duties of the Administrative Lender under any Loan Papers, unless it is in writing and signed by the Administrative Lender in addition to the requisite number of Lenders.

         SECTION 10.2 Notices. Unless otherwise provided herein, all notices, requests, consents, demands, and other communications under the Loan Papers shall be in writing and shall be personally delivered, sent by telecopy or telex (answerback received), or mailed, by certified mail, postage prepaid, to the following addresses:

                      (a)  If to the Company:

                           PETsMART, Inc.
                           19601 North 27th Avenue
                           Phoenix, Arizona  85027


                                      55.

                           Attention: Neil Watanabe

                      with a copy to:

                           Cooley Godward L.L.P.
                           5 Palo Alto Square
                           Palo Alto, California  94306
                           Attention:  Pamela J. Martinson

                      (b)  If to the Administrative Lender:

                           Bank of America, N.A.
                           901 Main Street, 67th Floor
                           Dallas, Texas  75202
                           Attention:  Kimberly A. Whitney

                      (c) If to any Lender, to its address shown on the signature pages hereto.

                      (d)  If to the Issuing Bank:

                           Bank of America, N.A.
                           901 Main Street, 67th Floor
                           Dallas, Texas  75202
                           Attention:  Kimberly A. Whitney

                      with a copy to:

                           Bank of America, N.A.
                           1850 Gateway Boulevard, Fifth Floor
                           Concord, California  94520-3282
                           Attention:  Tosha Clements

         or to such other address as any party may designate in written notice to the other parties. All notices, requests, consents, demands, and other communications hereunder will be effective when so personally delivered or sent by telecopy or telex, or five days after being so mailed; provided, however, that notices to the Administrative Lender pursuant to Article II hereof shall be effective when received. The Company agrees that the Administrative Lender shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II hereof, and agrees to indemnify and hold harmless the Administrative Lender and Lenders for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, and expenses resulting, directly or indirectly, from acting upon any such notice.

         SECTION 10.3 Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. The Lenders may from time to time assign or transfer their interests hereunder pursuant to Section 10.4 hereof. The Company may not assign or transfer its Rights or obligations hereunder without the prior written consent of all Lenders.


                                      56.

         SECTION 10.4 Assignments and Participations.

                  (a) Each Lender may assign its Rights and obligations as a Lender under the Loan Papers to one or more Eligible Assignees, pursuant to an assignment substantially in the form of Exhibit F hereto, so long as (i) each assignment shall be of a constant, and not a varying, percentage of all Rights and obligations thereunder, (ii) the Eligible Assignee or the Lender entering into such assignment, as determined between such Persons, shall deliver to the Administrative Lender a processing fee of $3,500, and (iii) the amount of the Commitment, Advances and Reimbursement Obligations being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less the lesser of (A) than $5,000,000 and which is an integral multiple of $1,000,000, or (B) the aggregate amount of the Commitment, Advances and Reimbursement Obligations owned by the Lender entering into such Assignment. Within five Business Days after notice of any such assignment, the Company shall execute and deliver to the Administrative Lender, in exchange for the Note issued to such Lender, new Notes to the order of such Lender and its assignee in amounts equal to their respective Specified Percentages of the Commitment. Such new Notes shall be dated the effective date of the assignment. It is specifically acknowledged and agreed that on and after the effective date of each assignment, the assignee shall be a party hereto and shall have the Rights and obligations of a Lender under the Loan Papers.

                  (b) Each Lender may sell participations to one or more banks or other entities in all or any of its Rights and obligations under the Loan Papers; provided, however, that (i) such Lender's obligations under the Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Note for all purposes of the Loan Papers,
(iv) the participant shall be granted the Right to vote on or consent to only those matters described in subsections (a) through (d) of Section 10.1 hereof, and (v) the Company, Administrative Lender, and other Lenders shall continue to deal solely and directly with such Lender in connection with its Rights and obligations under the Loan Papers.

                  (c) Any Lender may, in connection with any assignment or participation, or proposed assignment or participation, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Company or any of its Subsidiaries furnished to such Lender by or on behalf of the Company or its Subsidiaries; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it from such Lender.

                  (d) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its Rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (e) If the Company receives notice from any Lender requesting increased costs or additional amounts under Section 2.8 or 10.7, the Company shall have the right, unless such Lender has removed or cured the conditions which resulted in the obligation to pay such


                                      57.

increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments therein provided, to replace in its entirety such Lender (the "Replaced Lender"), upon prior written notice to Administrative Lender and such Replaced Lender, with one or more Eligible Assignees acceptable to the Administrative Lender (which acceptance shall not be unreasonably withheld), pursuant to the provisions of this Section 10.4; provided, however, that nothing herein contained shall relieve the Company of its obligation to pay any such increased costs or additional amounts to the extent incurred prior to the replacement of the applicable Lender.

         SECTION 10.5 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any Right of set-off, or otherwise) on account of its Advances in excess of its Specified Percentage of all payments made by the Company, such Lender shall forthwith purchase participations in Advances made by the other Lenders as shall be necessary to share the excess payment pro rata according to Specified Percentages with each of them; provided, however, that if any of such excess payment is thereafter recovered from the purchasing Lender, its purchase from each Lender shall be rescinded and each Lender shall repay the purchase price to the extent of such recovery together with any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered according to Specified Percentages. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all its Rights of payment (including the Right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

         SECTION 10.6 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and the other Loan Papers, whether or not such Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Each Lender shall promptly notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of each Lender under this Section are in addition to other Rights (including, without limitation, other Rights of set-off) which each Lender may have.

         SECTION 10.7 Costs, Expenses and Taxes.

                  (a) The Company agrees to pay on demand (i) all costs and expenses of the Administrative Lender in connection with the preparation, negotiation, and administration of any Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender, (ii) all reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the Administrative Lender in connection with modification, amendment, waiver, or release of any Loan Papers, and (iii) all costs and expenses (including reasonable attorneys' fees and expenses) of the Administrative Lender, Lenders, and Issuing Bank in connection with enforcement of any Loan Papers.


                                      58.

                  (b) In addition, the Company shall pay any and all stamp, debt, and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of the Administrative Lender, any Lender, or the Issuing Bank or Taxes imposed by foreign Laws or as a result of any Lender being organized under the laws of a jurisdiction outside of the United States), or the execution, delivery, or recordation of any Loan Papers, and agrees to save the Administrative Lender, Lenders, and Issuing Bank harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section, including any penalty, interest, and expenses relating thereto. All payments by the Company or any Subsidiary under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of the Administrative Lender, any Lender, or the Issuing Bank) of any nature now or hereafter existing, levied, or withheld, including all interest, penalties, or similar liabilities relating thereto. If the Company or any Subsidiary shall be required by Applicable Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to the Administrative Lender, any Lender, or the Issuing Bank pursuant to this sentence), the payee receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Company or such Subsidiary shall make such deductions or withholdings, and (iii) the Company or such Subsidiary shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Law. Any Lender claiming any additional amounts payable pursuant to this Section 10.7 shall use reasonable commercial efforts to change the jurisdiction of its lending office if the making of such change would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Lender, such change in lending office would not be contrary to such Lender's normal banking practices or be disadvantageous to such Lender.

                  (c) Each Lender which is not a United States Person hereby agrees that:

                      (i) it shall, no later than the date hereof (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.6 after the date hereof, the date upon which such Lender becomes a party hereto) deliver to the Company:

                          (a) if any lending office is located in the United
States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

                          (b) if any lending office is located outside the
United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;


                                      59.

                      (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Company, in replacement for the forms previously delivered by it hereunder:

                            (a) if such changed or additional lending office is
located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                            (b) otherwise, two (2) accurate and complete signed
originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                      (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Company, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

                      (iv) it shall, promptly upon the request of the Company, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

                      (v) it shall notify the Company, within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax.

         SECTION 10.8 INDEMNIFICATION BY COMPANY. THE COMPANY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE ADMINISTRATIVE LENDER, THE LENDERS, THE ISSUING BANK, AND THEIR AFFILIATES, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, AND REPRESENTATIVES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (COLLECTIVELY, "DAMAGES") WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS (INCLUDING IN CONNECTION WITH OR AS A RESULT, IN WHOLE OR IN PART, OF THE NEGLIGENCE OF ANY OF THEM), ANY TRANSACTION RELATED HERETO OR THERETO, OR ANY ACT, OMISSION, OR TRANSACTION OF THE COMPANY AND ITS


                                      60.

AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, OR REPRESENTATIVES; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE LENDER, LENDERS, AND ISSUING BANK SHALL NOT BE INDEMNIFIED, DEFENDED, AND HELD HARMLESS PURSUANT TO THIS SECTION FOR ANY DAMAGES THAT WERE CAUSED BY THE INDEMNIFIED PARTY'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

         SECTION 10.9 Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Applicable Laws of any applicable jurisdiction relating to usury. In no event shall the Company or any of its Subsidiaries be obligated to pay any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Company and Lenders shall, to the maximum extent permitted under Applicable Laws, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund to the Company the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Lender shall be subject to any penalties provided by any Applicable Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 10.9 shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Papers.

         SECTION 10.10 Severability. If any provision of any Loan Papers is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

         SECTION 10.11 Exceptions to Covenants. Neither the Company nor any of its Subsidiaries shall be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.


                                      61.

         SECTION 10.12 Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         SECTION 10.13 No Novation. Except for Liens expressly released in connection herewith, the execution, delivery and effectiveness of this Agreement shall not extinguish the obligations for the payment of money outstanding under the Prior Credit Agreement (as defined in the recitals hereof) or discharge or release the Lien or priority of any security agreement, any pledge agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Prior Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, or any other document contemplated hereby shall be construed as a release or other discharge of the Company under the Prior Credit Agreement or any guarantor or pledgor under any Loan Paper (as such term is defined in the Prior Credit Agreement) from any of its obligations and liabilities thereunder. The Prior Credit Agreement and such Loan Papers shall remain in full force and effect, until and except as modified hereby or in connection herewith.

         SECTION 10.14 Purchase by Lenders. Simultaneously with the satisfaction of the conditions precedent to effectiveness set forth in Section 4.1 hereof, each Lender a party hereto and not a Prior Lender shall be deemed to have purchased without recourse an amount of each of the Prior Lender's outstanding Advances and Reimbursement Obligations under the prior Credit Agreement such that after giving effect to this Agreement, the percentage of each Lender's Commitment hereunder which has been utilized will be ratable in accordance with their Specified Percentage. Each Prior Lender warrants that its portion of the outstanding Advances and Reimbursement Obligations under the Prior Credit Agreement being sold pursuant to this Section 10.14 is being sold free and clear of any adverse claims.

         SECTION 10.15 Designated Senior Indebtedness. The parties hereto agree that the Obligation shall be "Designated Senior Indebtedness" for purposes of the Indenture in respect of the Convertible Subordinated Notes.

         SECTION 10.16 GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE COMPANY AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT, THE OTHER


                                      62.

LOAN PAPERS, OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                  (b) THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. UNDER THE LOAN PAPERS, IN ADDITION, THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE LENDER OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 10.17 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


                                      63.

         IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

COMPANY:                           PETsMART, INC.


                                   By: /s/ Neil T. Watanabe
                                       --------------------------------
                                       Neil T. Watanabe
                                       Executive Vice President and CFO


                                      64.

ADMINISTRATIVE LENDER:                     BANK OF AMERICA, N.A., as
                                           Administrative Lender


                                           By: /s/ Kimberly A. Whitney
                                               -----------------------
                                               Kimberly A. Whitney
                                               Managing Director


ISSUING BANK:                              BANK OF AMERICA, N.A., as Issuing
                                           Bank


                                           By: /s/ Kimberly A. Whitney
                                               -----------------------
                                               Kimberly A. Whitney
                                               Managing Director

Address:

901 Main Street, 9th Floor
Dallas, Texas  75202
Attn:  Ms. Kimberly A. Whitney


LENDERS:                                   BANK OF AMERICA, N.A., Individually

Specified Percentage: 27.2727%

Commitment:  $19,090,909.09

                                           By: /s/ Kimberly A. Whitney
                                               -----------------------
                                               Kimberly A. Whitney
                                               Managing Director

Address:

901 Main Street, 67th Floor
Dallas, Texas  75202
Attn:  Ms. Kimberly A. Whitney


                                      65.

                                             WELLS FARGO BANK, N.A.

Specified Percentage: 31.8182%

Commitment:  $22,272,727.27

                                             By: /s/ J. Gregory Seibly
                                                 -----------------------
                                                 J. Gregory Seibly
                                                 Regional Vice President

Address:

Wells Fargo Bank, N.A.

--------------------------------

--------------------------------

Attn:
     ---------------------------


                                      66.

                                          THE BANK OF NOVA SCOTIA

Specified Percentage: 13.6364%

Commitment:  $9,545,454.55

                                          By: /s/ John Quick
                                              ----------------------------
                                              John Quick
                                              Managing Director, Corporate

Address:

--------------------------------

--------------------------------

Attn:
     ---------------------------


                                      67.

                                            FIRST UNION NATIONAL BANK

Specified Percentage: 13.6364%

Commitment:  $9,545,454.55

                                            By: /s/ Susan T. Vitale
                                                ------------------------
                                                Susan T. Vitale
                                                Assistant Vice President

Address:

One South Penn Square
PA 9830 12th Floor Widener Bldg.
Philadelphia, PA  19107
Attn:  Susan T. Vitale


                                      68.

                                          FLEET NATIONAL BANK

Specified Percentage: 13.6364%

Commitment:  $9,545,454.55

                                          By: /s/ Stephen J. Garvin
                                              ---------------------
                                              Stephen J. Garvin
                                              Director

Address:

--------------------------------

--------------------------------

Attn:
      --------------------------


                                      69.